SUPPLEMENT TO PROSPECTUS SUPPLEMENT
DATED FEBRUARY 20, 1998

                                  $153,000,000
                                 (Approximate)
                   COUNTRYWIDE HOME EQUITY LOAN TRUST 1998-A
--------------------------------------------------------------------------------
      REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1998-A

                                  CWABS, INC.
                                   DEPOSITOR

                                     [LOGO]

                          SPONSOR AND MASTER SERVICER

----------------------------------------------------------
     This is a Supplement to the Prospectus Supplement dated February 20, 1998 (the 'Prospectus Supplement'). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Prospectus Supplement. Notwithstanding anything set forth on page S-54 of the Prospectus Supplement, the section entitled 'EXPERTS' shall read as follows:

     The financial statements of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been included in this Prospectus Supplement in Annex II and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing in Annex II and in the Registration Statement, and upon the authority of such firm as experts in accounting and auditing.

                            ------------------------
     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER 'RISK FACTORS' ON PAGE S-15 OF THE PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE PROSPECTUS.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO NOT
   REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, COUNTRYWIDE, THE
     TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED
       HEREIN. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE
         INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
          SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                  THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL SECURITIES INCORPORATED     COUNTRYWIDE SECURITIES
                                             CORPORATION

The date of this Supplement is
February 24, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 20, 1998)

                                  $153,000,000
                                 (Approximate)
                   COUNTRYWIDE HOME EQUITY LOAN TRUST 1998-A
--------------------------------------------------------------------------------
      REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1998-A

                                  CWABS, INC.
                                   DEPOSITOR

                                     [LOGO]

                          SPONSOR AND MASTER SERVICER

----------------------------------------------------------
     Each Revolving Home Equity Loan Asset Backed Certificate, Series 1998-A (collectively, the 'Certificates'), will represent an undivided interest in the Countrywide Home Equity Loan Trust 1998-A (the 'Trust Fund') to be formed pursuant to a Pooling and Servicing Agreement among Countrywide Home Loans, Inc. ('Countrywide'), as Sponsor and Master Servicer, CWABS, Inc., as Depositor, and The First National Bank of Chicago, as Trustee. The property of the Trust Fund will include a pool of adjustable rate home equity revolving credit line loans made or to be made in the future (the 'Mortgage Loans') under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured by either first or second deeds of trust or mortgages on one- to four-family residential properties. See 'Index of Defined Terms' on page S-56 of this Prospectus Supplement and on page 97 of the Prospectus for the location of the definitions of certain capitalized terms.

     The aggregate undivided interest in the Trust Fund represented by the Certificates is expected to represent, as of February 20, 1998 (the 'Cut-off Date'), approximately 98.5% of the sum of the outstanding principal balances of the Mortgage Loans. The remaining undivided interest in the Trust Fund not represented by the Certificates (the 'Transferor Interest') is expected to represent approximately 1.5% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby.

                                                  (cover continued on next page)
                            ------------------------
     There is currently no market for the certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See 'Risk Factors' herein and in the Prospectus.
                            ------------------------
     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER 'RISK FACTORS' ON PAGE S-15 HEREIN AND ON PAGE 14 IN THE ACCOMPANYING PROSPECTUS.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, COUNTRYWIDE, THE TRUSTEE OR
     ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN.
        NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE
                       INSURED OR GUARANTEED BY ANY GOVERNMENTAL
                                    AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                      CRIMINAL OFFENSE.

                                             ORIGINAL CERTIFICATE      PRICE TO      UNDERWRITING      PROCEEDS TO
                                             PRINCIPAL BALANCE(1)     PUBLIC(2)      DISCOUNT(3)     THE DEPOSITOR(4)
Certificates..............................       $153,000,000                100%         0.25%              99.75%
Total.....................................       $153,000,000        $153,000,000      $382,500        $152,617,500

(1) Subject to the permitted variance described herein.

(2) Plus accrued interest, if any, from February 26, 1998.

(3) The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

(4) Before deducting expenses, estimated to be $270,000.

     The Certificates are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about February 26, 1998 (the 'Closing Date'). The Certificates will be offered in Europe and the United States of America.



PRUDENTIAL SECURITIES INCORPORATED     COUNTRYWIDE SECURITIES
                                             CORPORATION


February 20, 1998

(cover page continued)

     Distributions of principal and interest on the Certificates will be made on the fifteenth day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each, a 'Distribution Date'), commencing April 15, 1998. On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Collection Account (as defined herein), distributions with respect to interest and principal calculated as set forth under 'Summary -- Interest,'
'Summary -- Principal Payments from Principal Collections' and 'Description of the Certificates -- Distributions on the Certificates' herein. The Certificates are not guaranteed by the Depositor, Countrywide or any affiliate thereof. However, the Certificates will have the benefit of an irrevocable and unconditional certificate guaranty insurance policy (the 'Policy') issued by Capital Markets Assurance Corporation (the 'Certificate Insurer') pursuant to which the Certificate Insurer will guarantee certain payments to Certificateholders as described herein. See 'Description of the Certificates -- The Policy' herein.

                            ------------------------
     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates offered hereby. Such transactions may include stabilizing and the purchase of the Certificates to cover syndicate short positions. For a description of these activities, see 'Underwriting' herein.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------
     The Certificates offered hereby constitute part of a separate series of Revolving Home Equity Loan Asset Backed Certificates being offered by CWABS, Inc. from time to time pursuant to its Prospectus dated February 20, 1998. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Trustee on behalf of the Trust Fund will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the Prospectus under 'Incorporation of Certain Documents by Reference' that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670, telephone: (312) 407-1902, facsimile number: (312) 407-1708, attention: Corporate Trust Services Division.

                                    SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. See 'Index of Defined Terms' on page S-56 of this Prospectus Supplement and on page 97 of the Prospectus for the location of the definitions of certain capitalized terms.

Trust Fund..........................  Countrywide Home Equity Loan Trust 1998-A (the 'Trust Fund') will be formed pursuant to a pooling and servicing agreement (the 'Agreement') to be dated as of February 20, 1998 (the 'Cut-off Date') among Countrywide Home Loans,
                                      Inc. ('Countrywide'), as sponsor and master servicer (together with any successor in such capacity, the 'Sponsor' and the 'Master Servicer', respectively), CWABS, Inc., as depositor (the 'Depositor'), and The First
                                      National Bank of Chicago, as trustee (the 'Trustee'). The property of the
                                      Trust Fund will include: a pool of adjustable rate home equity revolving credit line loans made or to be made in the future (the 'Mortgage Loans'), under certain home equity revolving credit line loan agreements (the
                                      'Credit Line Agreements') and secured by either first or second deeds of trust or mortgages on residential properties that are one- to four-family properties, condominiums and planned unit developments (the 'Mortgaged
                                      Properties'); the collections in respect of the Mortgage Loans received after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date); property that secured a
                                      Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; an irrevocable and unconditional limited certificate guaranty insurance policy (the 'Policy'); an assignment of the Depositor's rights under the Purchase Agreement (as defined herein); rights under certain hazard insurance policies covering the Mortgaged Properties; and certain other property, as described more fully under 'Description of the
                                      Certificates -- General' herein.
                                      The Trust Fund property will include the unpaid principal balance of each
                                      Mortgage Loan as of the Cut-off Date (the 'Cut-off Date Principal Balance')
                                      plus any additions thereto as a result of new advances made pursuant to the applicable Credit Line Agreement (the 'Additional Balances') during the life of the Trust Fund. With respect to any date, the 'Pool Balance' will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The aggregate Cut-off Date Principal Balance of the
                                      Mortgage Loans is expected to be approximately $155,329,000 (the 'Cut-off
                                      Date Pool Balance'), subject to the permitted variance described herein.
                                      See 'Description of the Mortgage Loans' herein. The 'Principal Balance' of a Mortgage Loan (other than a Liquidated Mortgage Loan (as defined herein))
                                      on any day is equal to its Cut-off Date Principal Balance plus (i) any
                                      Additional Balances in respect of such Mortgage Loan, minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The
                                      Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds (as defined herein) shall be zero.
Securities Offered..................  Each of the Revolving Home Equity Loan Asset Backed Certificates, Series
                                      1998-A, offered hereby (the 'Certificates') represents an undivided interest in the Trust Fund. Each Certificate represents the right to receive payments of interest at the variable rate described below (the
                                      'Certificate

                                      Rate'), payable monthly, and payments of principal at such time and to the extent provided herein under 'Description of the Certificates --
                                      Distributions on the Certificates'. The aggregate undivided interest in the
                                      Trust Fund represented by the Certificates as of the Closing Date is expected to equal $153,000,000 (the 'Original Invested Amount'), which represents approximately 98.5% of the Cut-off Date Pool Balance. The
                                      'Original Certificate Principal Balance' is expected to equal $153,000,000.
                                      Following the Closing Date, the 'Invested Amount' with respect to any date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections (as defined herein) previously distributed to Certificateholders, and minus (ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation
                                      Loss Amounts (each as defined herein). The Transferor (as described below)
                                      will own the remaining undivided interest (the 'Transferor Interest') in the Mortgage Loans, which is equal to the Pool Balance minus the Invested
                                      Amount. The 'Original Transferor Interest' is expected to initially equal approximately 1.5% of the Cut-off Date Pool Balance. The Original Invested
                                      Amount, the Original Certificate Principal Balance and the Original
                                      Transferor Interest will be subject to a permitted variance of plus or minus 10%. The transferor (the 'Transferor') as of any date is the owner of the Transferor Interest which initially will be Countrywide.
                                      The Certificates will be issued pursuant to the Agreement. The principal amount of the outstanding Certificates (the 'Certificate Principal
                                      Balance') on any date is equal to the Original Certificate Principal
                                      Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See 'Description of the Certificates' herein.
Removal of Certain Mortgage Loans;
  Additional Balances...............  In order to permit the Transferor to remove Mortgage Loans from the Trust
                                      Fund at such times, if any, as the Transferor Interest exceeds the level required by the Certificate Insurer and the Rating Agencies, on any
                                      Distribution Date the Transferor may, but shall not be obligated to, remove from the Trust Fund certain Mortgage Loans without notice to the
                                      Certificateholders. The Transferor is permitted to designate the Mortgage
                                      Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions: (i) No Rapid Amortization Event
                                      (as defined herein) has occurred; (ii) the Transferor Interest as of the
                                      Transfer Date (as defined herein) (after giving effect to such removal)
                                      exceeds the Minimum Transferor Interest (as defined below); (iii) the transfer of any Mortgage Loans on any Transfer Date during the Managed
                                      Amortization Period (as defined herein) shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid
                                      Amortization Event; (iv) the Transferor shall have delivered to the Trustee a 'Mortgage Loan Schedule' containing a list of all Mortgage Loans remaining in the Trust Fund after such removal; (v) the Transferor shall represent and warrant that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such
                                      Mortgage Loans; (vi) in connection with the first such retransfer of
                                      Mortgage Loans, the Rating Agencies (as defined herein) shall have been notified of the proposed transfer and prior to the Transfer

                                      Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the
                                      Certificates without regard to the Policy; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi)
                                      above. See 'Description of the Certificates -- Optional Transfers of
                                      Mortgage Loans to the Transferor' herein.
                                      The 'Minimum Transferor Interest' as of any date is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and (b) the Transferor
                                      Interest as of the Closing Date.
                                      During the term of the Trust Fund, all Additional Balances will be transferred to and become property of the Trust Fund. The Pool Balance at any time will generally fluctuate from day to day because the amount of
                                      Additional Balances and the amount of principal payments with respect to the Mortgage Loans will usually differ from day to day. Because the
                                      Transferor Interest is equal to the Pool Balance minus the Invested Amount, the amount of the Transferor Interest will fluctuate from day to day as draws are made under the Credit Line Agreements and as Principal
                                      Collections are received.
The Mortgage Loans..................  The statistical information presented in this Prospectus Supplement concerning the pool of Mortgage Loans (such pool, the 'Statistic
                                      Calculation Pool' and each such Mortgage Loan, a 'Statistic Calculation
                                      Pool Mortgage Loan') does not reflect all of the Mortgage Loans which will be included in the final pool on the Closing Date. The Statistic
                                      Calculation Pool reflects the Mortgage Loans originated by the Sponsor through January 31, 1998 (the 'Statistic Calculation Date') and the
                                      statistical information presented herein is based on the number and the principal balances of such Mortgage Loans as of the Statistic Calculation
                                      Date. The aggregate principal balance of the Statistic Calculation Pool
                                      Mortgage Loans is $134,381,578.71 (the 'Statistic Calculation Date
                                      Principal Balance'). The Depositor expects that the actual pool as of the
                                      Closing Date will represent approximately $155,329,000 aggregate Principal
                                      Balance of Mortgage Loans. The additional Mortgage Loans to be included in the final pool will represent Mortgage Loans originated by the Sponsor on or prior to the Cut-off Date and sold by the Sponsor to the Depositor, and by the Depositor to the Trust Fund, on the Closing Date. In addition, with respect to the Statistic Calculation Pool as to which statistical information is presented herein, some amortization of the Statistic
                                      Calculation Pool Mortgage Loans will occur and some Additional Balances may be created, in each case on or prior to the Cut-off Date. Moreover, certain
                                      Statistic Calculation Pool Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final pool and as a result may not be included in the final pool. As a result of the foregoing, the statistical distribution of such characteristics in the final Mortgage Loan pool as of the Cut-off Date will vary from the statistical distribution of such characteristics in the Statistic
                                      Calculation Pool as presented in this Prospectus Supplement, although such variance will not be material. In the event that the Sponsor does not, as of the Cut-off Date, have the full amount of Mortgage Loans which the
                                      Depositor expects to purchase from the Sponsor and sell to the Trust Fund on such date (i.e., approximately $155,329,000 aggregate Principal Balance of Mortgage Loans), the Depositor will reduce the size of the offering. The Depositor does not expect that the original principal amount of the Certificates will decrease by more than 5% as a result of such non-
                                      delivery.
                                      Unless otherwise noted, all statistical percentages in this Prospectus
                                      Supplement are measured by the aggregate Statistic Calculation Date
                                      Principal Balance of the Statistic Calculation Pool Mortgage Loans.
                                      The Statistic Calculation Pool Mortgage Loans are secured by first or second mortgages on Mortgaged Properties located in 48 states and the
                                      District of Columbia. On the Closing Date, Countrywide will sell the
                                      Mortgage Loans to the Depositor pursuant to a purchase agreement (the
                                      'Purchase Agreement'). The percentage of the Statistic Calculation Date
                                      Principal Balance of the Statistic Calculation Pool Mortgage Loans secured by Mortgaged Properties located in the states of California, Washington,
                                      Colorado, Florida and Michigan is approximately 29.82%, 5.66%, 4.82%, 4.81%
                                      and 3.89%, respectively.
                                      The 'Combined Loan-to-Value Ratio' of each Mortgage Loan is the ratio of
                                      (A) the sum of (i) the maximum amount the borrower was permitted to draw down under the related Credit Line Agreement (the 'Credit Limit') and (ii)
                                      the amounts of any related senior mortgage loans and any related mortgage loan of equal priority (computed generally as of the date of origination of each such Mortgage Loan) to (B) the lesser of (i) the appraised value of the Mortgaged Property or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. As of the Statistic
                                      Calculation Date, the weighted average Combined Loan-to-Value Ratio of the
                                      Statistic Calculation Pool Mortgage Loans was approximately 82.11%.
                                      Interest on each Mortgage Loan is payable monthly and computed on the related daily outstanding Principal Balance for each day in the billing cycle at a variable rate per annum (the 'Loan Rate') equal at any time
                                      (subject to maximum rates, as described herein under 'Description of the
                                      Mortgage Loans -- Mortgage Loan Terms,' and further subject to applicable usury limitations) to the sum of (i) the highest prime rate published in the 'Money Rates' section of The Wall Street Journal as of the first business day of each calendar month and (ii) a Margin within the range of
                                      -0.50%to 6.50% as of the Statistic Calculation Date. As of the Statistic
                                      Calculation Date, the weighted average Margin of the Statistic Calculation
                                      Pool Mortgage Loans was approximately 2.14%. Loan Rates are adjusted monthly on the first business day of the calendar month preceding the Due
                                      Date. As to each Mortgage Loan, the 'Due Date' is the fifteenth day of each month. The Statistic Calculation Date Principal Balances of the Statistic
                                      Calculation Pool Mortgage Loans ranged from $0.00 to $315,000.00 and averaged approximately $26,779.91. Credit Limits under the Statistic
                                      Calculation Pool Mortgage Loans as of the Statistic Calculation Date ranged from $8,060.00 to $500,000.00 and averaged approximately $35,772.61. Each
                                      Statistic Calculation Pool Mortgage Loan was originated in the period from
                                      May 1997 to January 1998. As of the Statistic Calculation Date, the maximum
                                      Credit Limit Utilization Rate (as defined herein) of the Statistic
                                      Calculation Pool Mortgage Loans was 100% and the average Credit Limit
                                      Utilization Rate was approximately 67.43%. As of the Statistic Calculation
                                      Date,

                                      approximately 10.06% by Statistic Calculation Date Principal Balance of the
                                      Statistic Calculation Pool Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately 89.94% of such Mortgage
                                      Loans represented second liens. As of the Statistic Calculation Date, the
                                      Statistic Calculation Pool Mortgage Loans had remaining terms to scheduled maturity ranging from 153 months to 301 months and had a weighted average remaining term to scheduled maturity of approximately 273 months. See
                                      'Description of the Mortgage Loans' herein.
Denominations.......................  The Certificates will be offered for purchase in denominations of $1,000 and multiples of $1 in excess thereof. The interest in the Trust Fund evidenced by a Certificate (the 'Percentage Interest') will be equal to the percentage derived by dividing the denomination of such Certificate by the
                                      Original Certificate Principal Balance.
Registration of Certificates........  The Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Certificates ('Certificate
                                      Owners') may elect to hold their Certificate interests through The
                                      Depository Trust Company ('DTC'), in the United States, or Cedel Bank,
                                      societe anonyme ('CEDEL') or the Euroclear System ('Euroclear'), in Europe.
                                      Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ('Cede'), as the nominee of DTC or one of the relevant depositaries (collectively, the 'European Depositaries').
                                      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in
                                      DTC through Citibank N.A. ('Citibank') or The Chase Manhattan Bank
                                      ('Chase'), the relevant depositaries of CEDEL or Euroclear, respectively, and each a participating member of DTC. The Certificates will initially be registered in the name of Cede. The interests of the Certificateholders will be represented by book entries on the records of DTC and participating members thereof. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described under 'Description of the
                                      Certificates -- Book-Entry Certificates' herein. All references in this
                                      Prospectus Supplement to any Certificates reflect the rights of Certificate
                                      Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by
                                      DTC. See 'Risk Factors -- Book-Entry Certificates', 'Description of the
                                      Certificates -- Book-Entry Certificates' herein and 'Annex I' hereto.
Depositor...........................  CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation.
                                      The principal executive offices of the Depositor are located at 4500 Park
                                      Granada, Calabasas, California 91302 (Telephone: (818) 225-3240). See 'The
                                      Depositor' in the Prospectus.
Master Servicer of the Mortgage
  Loans.............................  Countrywide Home Loans, Inc., a New York corporation headquartered in
                                      Calabasas, California. The principal executive offices of the Master

                                      Servicer are located at 4500 Park Granada, Calabasas, California 91302
                                      (Telephone: (818) 225-3300). See 'Servicing of the Mortgage Loans -- The
                                      Master Servicer' herein.
Collections.........................  All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, 'Interest Collections' will be equal to the amounts collected during the related Collection Period, including without limitation the portion of Net Liquidation Proceeds (as defined below), allocated to interest pursuant to the terms of the Credit Line Agreements less Servicing Fees for the related Collection Period.
                                      As to any Distribution Date, 'Principal Collections' will be equal to the sum of (i) the amounts collected during the related Collection Period, including without limitation the portion of Net Liquidation Proceeds, allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts (as defined herein).
                                      'Net Liquidation Proceeds' with respect to a Mortgage Loan are the proceeds
                                      (excluding amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal
                                      Balance of the Mortgage Loan plus any accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan.
                                      With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ('Investor Interest Collections') will equal the product of (a) Interest Collections for such Distribution Date and (b)
                                      the Investor Floating Allocation Percentage. With respect to any
                                      Distribution Date, the 'Investor Floating Allocation Percentage' is the
                                      percentage equivalent of a fraction determined by dividing the Invested
                                      Amount at the close of business on the preceding Distribution Date (or at the Closing Date in the case of the first Distribution Date) by the Pool
                                      Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest as more fully described under 'Description of the Certificates --
                                      Allocations and Collections' herein.
                                      On each Distribution Date, the Investor Interest Collections will be applied in the following order of priority: (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement; (ii) as payment for the premium for the Policy; (iii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the Certificate Principal Balance of the Certificates; (iv) to pay any Investor Loss Amount (as defined herein)
                                      for such Distribution Date; (v) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor
                                      Interest Collections allocable to the Certificateholders, (b) absorbed by the Overcollateralization Amount, (c) funded by Interest Collections and
                                      Principal Collections allocable to the Transferor Interest up to the
                                      Available Transferor Subordinated Amount ('Subordinated Transferor
                                      Collections') as described under ' -- Limited Subordination of Transferor
                                      Interest' below or (d) funded by draws on the Policy; (vi) to reimburse prior draws made from the Policy (with interest thereon); (vii)
                                      to pay principal on the Certificates until the Invested Amount exceeds the
                                      Certificate Principal Balance by the Required Overcollateralization Amount,
                                      each as defined herein (such amount, if any, paid pursuant to this clause
                                      (vii) being referred to herein as the 'Accelerated Principal Distribution
                                      Amount'); (viii) to any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement; (ix) as payment of certain amounts that may be required to be paid to the Master Servicer pursuant to the
                                      Agreement; and (x) to the Transferor to the extent permitted as described under 'Description of the Certificates -- Distributions on the
                                      Certificates' herein.
                                      Investor Interest Collections available after the payment of interest on the Certificates and Subordinated Transferor Collections may be
                                      insufficient to cover any Investor Loss Amount. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw in an amount equal to such difference will be made on the Policy in accordance with the terms of the Policy.
                                      The 'Overcollateralization Amount' on any date of determination is the amount, if any, by which the Invested Amount exceeds the Certificate
                                      Principal Balance on such day. Payments to Certificateholders pursuant to clause (iii) above will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iv), (v) and (vii) above will be principal payments on the Certificates and will therefore reduce the
                                      Certificate Principal Balance, however, payments pursuant to clause (vii)
                                      will not reduce the Invested Amount. The Accelerated Principal Distribution
                                      Amount is not guaranteed by the Policy.
                                      'Liquidation Loss Amount' means, with respect to any Liquidated Mortgage
                                      Loan, the unrecovered Principal Balance thereof at the end of the related
                                      Collection Period in which such Mortgage Loan became a Liquidated Mortgage
                                      Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The 'Investor Loss Amount' shall be the product of the Investor
                                      Floating Allocation Percentage and the Liquidation Loss Amount for such
                                      Distribution Date. See 'Description of the Certificates -- Distributions on
                                      the Certificates' herein.
                                      Principal Collections will be allocated between the Certificateholders and the Transferor ('Investor Principal Collections' and 'Transferor Principal
                                      Collections', respectively) in accordance with their percentage interests in the Mortgage Loans of approximately 98.5% and 1.5% (each, a 'Fixed
                                      Allocation Percentage'), respectively, as of the Closing Date without giving effect to any collections received on or in respect thereof after the Cut-off Date, but a lesser amount of Principal Collections may be distributed to Certificateholders during the Managed Amortization Period, as described below. The 'Investor Fixed Allocation Percentage' shall be approximately 98.5%.
                                      The Master Servicer will deposit Interest Collections and Principal
                                      Collections in respect of the Mortgage Loans in an account established for such purpose under the Agreement (the 'Collection Account'). See
                                      'Description of the Certificates -- Payments on Mortgage Loans; Deposits to
                                      Collection Account' herein.
Collection Period...................  As to any Distribution Date, the 'Collection Period' is the calendar month preceding the month of such Distribution Date (or, in the case of the first Collection Period, the period beginning on February 20, 1998 through the last day of March 1998).
Interest............................  Interest on the Certificates will be distributed monthly on the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each, a 'Distribution Date'), commencing on April
                                      15, 1998, at the Certificate Rate for the related Interest Period (as defined below). The 'Certificate Rate' for an Interest Period will generally equal the sum of (a) the London Interbank offered rate for one-
                                      month United States dollar deposits ('LIBOR') appearing on the Telerate
                                      Screen Page 3750, as of the second LIBOR Business Day (as defined herein)
                                      prior to the first day of such Interest Period (or as of two LIBOR Business
                                      Days prior to the Closing Date, in the case of the first Interest Period)
                                      and (b) 0.19%. Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a per annum rate equal to the weighted average of the Loan Rates (assuming that each Mortgage Loan is fully indexed and net of the Servicing Fee Rate, the rate at which the fee payable to the
                                      Trustee is calculated and the rate at which the premium payable to the
                                      Certificate Insurer is calculated) weighted on the basis of the daily average balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date. Interest on the Certificates in respect of any Distribution Date will accrue from the preceding Distribution Date (or in the case of the first Distribution
                                      Date, from the date of the initial issuance of the Certificates (the
                                      'Closing Date')) through the day preceding such Distribution Date (each such period, an 'Interest Period') on the basis of the actual number of days in the Interest Period and a 360-day year.
                                      Interest payments on the Certificates will be funded from Investor Interest
                                      Collections, Subordinated Transferor Collections and, if necessary, from draws on the Policy. See 'Description of the Certificates' herein.
Principal Payments from Principal
  Collections.......................  For the period beginning on the first Distribution Date and, unless a Rapid
                                      Amortization Event (as defined herein) shall have earlier occurred, through and including the Distribution Date in March 2003 (the 'Managed
                                      Amortization Period'), the amount of Principal Collections payable to
                                      Certificateholders as of each Distribution Date during the Managed
                                      Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such
                                      Distribution Date. On any Distribution Date during the Managed Amortization
                                      Period, the 'Scheduled Principal Collections Distribution Amount' shall equal the lesser of (i) the Maximum Principal Payment (as defined herein)
                                      and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution Date, the 'Maximum Principal Payment' will equal the product of the Investor Fixed Allocation Percentage and Principal
                                      Collections for such Distribution Date. With respect to any Distribution
                                      Date, the 'Alternative Principal Payment' will equal the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection
                                      Period.
                                      Beginning with the first Distribution Date following the end of the Managed
                                      Amortization Period (such period, the 'Rapid Amortization

                                      Period'), the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.
                                      See 'Description of the Certificates -- Distributions on the Certificates'
                                      herein. In addition, to the extent funds are available therefor (including funds available under the Policy), on the Distribution Date in March 2024
                                      Certificateholders will be entitled to receive as payment of principal an amount equal to the outstanding Certificate Principal Balance.
                                      If on any Distribution Date the Required Overcollateralization Amount is
                                      reduced below the then existing Overcollaterialization Amount, the amount of Principal Collections payable to Certificateholders on such Distribution
                                      Date will be correspondingly reduced by the amount of such reduction.
                                      Distributions of Principal Collections based upon the Investor Fixed
                                      Allocation Percentage may result in distributions of principal to
                                      Certificateholders in amounts that are greater relative to the declining
                                      Pool Balance than would be the case if the Investor Floating Allocation
                                      Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. The aggregate distributions of principal to Certificateholders will not exceed the Original Certificate
                                      Principal Balance.
The Certificate Insurer.............  Capital Markets Assurance Corporation, a New York monoline stock insurance company (the 'Certificate Insurer'). The Certificate Insurer's
                                      claims-paying ability is rated 'Aaa' by Moody's Investors Service, Inc.
                                      ('Moody's') and 'AAA' by each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ('Standard & Poor's'), Duff &
                                      Phelps Credit Rating Co. and Nippon Investors Service, Inc. See 'The
                                      Certificate Insurer' herein.
Policy..............................  On or before the Closing Date, the Policy will be issued by the Certificate
                                      Insurer pursuant to the provisions of the Insurance and Reimbursement
                                      Agreement (the 'Insurance Agreement') to be dated as of February 26, 1998, among the Sponsor, the Depositor, the Master Servicer and the Certificate
                                      Insurer.
                                      The Policy will irrevocably and unconditionally guarantee on each
                                      Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution
                                      Amount (as defined herein) with respect to the Certificates for such
                                      Distribution Date and (ii) accrued and unpaid interest due on the
                                      Certificates (together, the 'Guaranteed Distributions'), with such
                                      Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.
                                      The 'Guaranteed Principal Distribution Amount' for any Distribution Date on
                                      which the Available Transferor Subordinated Amount has been reduced to or equals zero shall be the amount by which the Certificate Principal Balance
                                      (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date) exceeds the
                                      Invested Amount for such Distribution Date. In addition, the

                                      Policy will guarantee the payment of the outstanding Certificate Principal
                                      Balance on the Distribution Date in March 2024 (after giving effect to all other amounts distributable and allocable to principal on such Distribution
                                      Date).
                                      In the absence of payments under the Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund. See 'Description of the Certificates -- The
                                      Policy' herein.
Limited Subordination of Transferor
  Interest..........................  If Investor Interest Collections on any Distribution Date are insufficient to pay (i) accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the
                                      Certificates, and (ii) the Investor Loss Amount relating to such
                                      Distribution Date (such insufficiency being the 'Required Amount'),
                                      Subordinated Transferor Collections will be applied to cover the Required
                                      Amount. The portion of the Required Amount in respect of clause (ii) above not covered by such Subordinated Transferor Collections (up to the remaining Available Transferor Subordinated Amount and not in excess of the
                                      Investor Loss Amounts) will be reallocated to the Transferor Interest, thereby reducing the Transferor Interest. If such Investor Interest
                                      Collections plus the Subordinated Transferor Collections which have been so applied to cover the Required Amount are together insufficient to pay the amounts set forth in item (i) of the definition of Required Amount, then a draw will be made on the Policy for such Distribution Date to cover the amount of such shortfall. In addition, if on any Distribution Date on which the Available Transferor Subordinated Amount is reduced to zero, the
                                      Certificate Principal Balance exceeds the Invested Amount (after giving effect to all allocations and distributions with respect to principal to be made on the Certificates on such Distribution Date), a draw will be made on the Policy for such Distribution Date in the amount by which the
                                      Certificate Principal Balance exceeds the Invested Amount.
                                      With respect to any Distribution Date, the 'Available Transferor
                                      Subordinated Amount' shall equal the lesser of the Transferor Interest and the Required Transferor Subordinated Amount for such Distribution Date.
                                      With respect to any Distribution Date, the 'Required Transferor
                                      Subordinated Amount' shall be an amount determined as set forth in the
                                      Insurance Agreement (as defined herein).
Overcollateralization Amount........  The distribution of Accelerated Principal Distribution Amounts, if any, to
                                      Certificateholders may result in the Invested Amount being greater than the
                                      Certificate Principal Balance, thereby creating the Overcollateralization
                                      Amount. The Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount not covered by Investor Interest
                                      Collections. Payments of Accelerated Principal Distribution Amounts are not
                                      covered by the Policy. Any Investor Loss Amounts not covered by such overcollateralization, Subordinated Transferor Collections or Investor
                                      Interest Collections will be covered by draws on the Policy to the extent provided therein.
Record Date.........................  The last day preceding a Distribution Date or, if the Certificates are no longer Book-Entry Certificates, the last day of the month preceding a
                                      Distribution Date.

Servicing...........................  The Master Servicer will be responsible for servicing, managing and making collections on the Mortgage Loans. The Master Servicer will deposit all collections in respect of the Mortgage Loans into the Collection Account as described under 'Description of the Certificates -- Payments on Mortgage
                                      Loans; Deposits to Collection Account' herein. On the third Business Day prior to each Distribution Date (the 'Determination Date'), the Master
                                      Servicer will calculate, and instruct the Trustee regarding the amounts available to be paid, as described under 'Description of the
                                      Certificates -- Payments on Mortgage Loans; Deposits to Collection Account'
                                      herein, to the Certificateholders on such Distribution Date. See
                                      'Description of the Certificates -- Distributions on the Certificates'
                                      herein. With respect to each Collection Period, the Master Servicer will receive from collections in respect of interest on the Mortgage Loans, on behalf of itself, a portion of such collections as a monthly servicing fee
                                      (the 'Servicing Fee') in the amount of 0.50% per annum (the 'Servicing Fee
                                      Rate') on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period. See 'Description of the
                                      Certificates -- Servicing Compensation and Payment of Expenses' herein. In certain limited circumstances, the Master Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as a successor Master Servicer. See 'Description of the
                                      Certificates -- Certain Matters Regarding the Master Servicer and the
                                      Transferor' herein.
Final Payment of Principal;
  Termination.......................  The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and
                                      (B) the earliest of (i) the Distribution Date on which the Certificate
                                      Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional transfer to the Transferor of the Mortgage Loans, as described below and
                                      (iv) the Distribution Date in March 2024. The Mortgage Loans will be subject to optional transfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to 10% of the Original Certificate Principal Balance and all
                                      amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance
                                      Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. See 'Description of the Certificates --
                                      Termination; Retirement of the Certificates' herein and 'The Agree-
                                      ments -- Termination; Optional Termination' in the Prospectus.
Trustee.............................  The First National Bank of Chicago, a national banking association (the
                                      'Trustee'), will act as Trustee on behalf of the Certificateholders.
Mandatory Retransfer of Certain
  Mortgage Loans....................  The Sponsor will make certain representations and warranties in the
                                      Agreement with respect to the Mortgage Loans. If the Sponsor breaches certain of its representations and warranties with respect to any Mortgage
                                      Loan and such breach materially and adversely affects the interests of the
                                      Certificateholders or the Certificate Insurer and is not cured within the specified period, the Mortgage Loan will be removed from the Trust Fund upon the expiration of a specified period from the date on which the

                                      Sponsor becomes aware or receives notice of such breach and will be reassigned to the Sponsor. See 'Description of the Certificates --
                                      Assignment of Mortgage Loans' herein.
Federal Income Tax
  Consequences......................  Subject to the qualifications set forth in 'Federal Income Tax Conse-
                                      quences' herein, Brown & Wood LLP, special tax counsel to the Depositor, is of the opinion that, under existing law, a Certificate will be treated as a debt instrument for federal income tax purposes as of the Closing Date.
                                      Under the Agreement, the Transferor, the Depositor and the
                                      Certificateholders will agree to treat the Certificates as indebtedness for federal income tax purposes. Furthermore, special tax counsel to the
                                      Depositor is of the opinion that the Trust Fund will not be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See 'Federal Income Tax
                                      Consequences' herein and in the Prospectus for additional information concerning the application of federal income tax laws.
ERISA Considerations................  The acquisition of a Certificate by a pension or other employee benefit plan (a 'Plan') subject to the Employee Retirement Income Security Act of
                                      1974, as amended ('ERISA'), could, in some instances, result in a
                                      'prohibited transaction' or other violation of the fiduciary responsibility provisions of ERISA and Code Section 4975. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of the
                                      Certificates. Any Plan fiduciary considering whether to purchase any
                                      Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See 'ERISA
                                      Considerations' herein and in the Prospectus.
Legal Investment Considerations.....  The Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                                      ('SMMEA'), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Certificates. See 'Legal
                                      Investment Considerations' herein and 'Legal Investment' in the Prospectus.
Certificate Rating..................  It is a condition to the issuance of the Certificates that they be rated
                                      'AAA' by Standard & Poor's and 'Aaa' by Moody's (each a 'Rating Agency').
                                      In general, ratings address credit risk and do not address the likelihood of prepayments. See 'Ratings' herein and 'Risk Factors -- Rating of the
                                      Securities' in the Prospectus.
Risk Factors........................  For a discussion of certain risks associated with an investment in the
                                      Certificates, see 'Risk Factors' on page S-15 herein and on page 14 in the
                                      Prospectus.

                                  RISK FACTORS

     Investors should consider the following risks in connection with the purchase of Certificates.

     Consequences of Owning Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See 'Description of the Certificates -- Book-Entry Certificates' herein and 'Risk Factors -- Book-Entry Registration' in the Prospectus.

     Since transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Certificates. See 'Description of the Certificates -- Book-Entry Certificates' herein and 'Risk Factors -- Book-Entry Registration' in the Prospectus.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants. See 'Description of the Certificates -- Book-Entry Certificates' herein and 'Risk Factors -- Book-Entry Registration' in the Prospectus.

     Cash Flow Considerations and Risks. Minimum required monthly payments on the Mortgage Loans will at least equal and may exceed accrued interest thereon. Monthly payments and the creation of Additional Balances may vary significantly from Collection Period to Collection Period. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related Mortgage Loans and thereby reduce the proceeds payable to Certificateholders. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

     Prepayment Considerations and Risks. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See 'Description of the Certificates' herein and 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses' in the Prospectus for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans. The yield to maturity and weighted average life of the Certificates will be affected primarily by the rate and timing of prepayments on the Mortgage Loans, the creation and amount, if any, of Additional Balances and the realization of Liquidation Loss Amounts. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Mortgage Loans will be borne entirely by the Certificateholders. See 'Maturity and Prepayment Considerations' herein and 'Yield and Prepayment Considerations' in the Prospectus.

     Certificate Rating. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the

Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Legal Considerations -- Lien Priority. The Mortgage Loans are secured by mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Certificateholders will bear (i) the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See 'Certain Legal Aspects of the Loans' in the Prospectus.

     Legal Considerations -- Security Interest. Under the terms of the Agreement, so long as Countrywide's long-term senior unsecured debt is rated at least 'BBB' by Standard & Poor's and 'Baa2' by Moody's, the Master Servicer will be entitled to maintain possession of the documentation relating to each Mortgage Loan sold by it, including the Credit Line Agreements and the Related Documents or other evidence of indebtedness signed by the borrower, and the assignments of the related mortgages to the Trust Fund will not be required to be recorded. Failure to deliver the Related Documents to the Trustee will have the result in most (if not all) of the states in which the Related Documents will be held, and failure to record the assignments of the related mortgages to the Trustee will have the result in certain states in which the Mortgaged Properties are located, of making the sale of the Cut-off Date Pool Balance, Additional Balances and Related Documents potentially ineffective against (i) any creditors of Countrywide, who may have been fraudulently or inadvertently induced to rely on the Mortgage Loans as assets of Countrywide, or (ii) any purchaser of a Mortgage Loan who had no notice of the prior conveyance to the Trust Fund if such purchaser perfects his interest in the Mortgage Loan by taking possession of the Related Documents or other evidence of indebtedness or otherwise. In such event, the Trust Fund would be an unsecured creditor of Countrywide.

     Bankruptcy and Insolvency Risks. The sale of the Mortgage Loans from Countrywide to the Depositor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of Countrywide, the trustee in bankruptcy of Countrywide may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by Countrywide, secured by a pledge of the applicable Mortgage Loans. If the trustee in bankruptcy decided to challenge such transfer, (i) if the Mortgage Loans have not been delivered to the Trustee, the interest of the Trust Fund in the Mortgage Loans will be that of an unperfected security interest and (ii) even if the Mortgage Loans have been delivered to the Trustee, delays in payments of the Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Agreement that the transfer of the Mortgage Loans by it to the Trust Fund is either a valid transfer and assignment of such Mortgage Loans to the Trust Fund or the grant to the Trust Fund of a security interest in such Mortgage Loans.

     If a conservator, receiver or trustee were appointed for the Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur, Additional Balances would not be sold to the Trust Fund. In such an event, the Rapid Amortization Period would commence.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.

     Geographic Concentration. Approximately 29.82% (by Statistic Calculation Date Principal Balance of the Statistic Calculation Pool Mortgage Loans) of the Mortgaged Properties were located in the State of California. After the Statistic Calculation Date, the degree of geographic concentration could change as a result of the addition or removal of Mortgage Loans, prepayments and/or the creation of Additional Balances. An overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Properties securing the Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged

Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.

     Master Servicer's Ability to Change the Terms of the Mortgage Loans. The Master Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not materially and adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Loan Rate for such Mortgage Loan. Any such increase in the Credit Limit of a Mortgage Loan would increase the Combined Loan-to-Value Ratio of such Mortgage Loan and, accordingly, would increase the risk of the Trust Fund's investment in such Mortgage Loan. In addition, any reduction in the Loan Rate of a Mortgage Loan would reduce the excess cash flow available to absorb losses.

     Delinquent Mortgage Loans. The Trust Fund may include Mortgage Loans which are 59 or fewer days delinquent as of the Cut-off Date. It is expected that the Cut-off Date Principal Balance of Mortgage Loans which are between 30 days and 59 days delinquent as of the Cut-off Date will not exceed $250,000. If (i) there are not sufficient funds from the Investor Interest Collections to cover the Investor Loss Amounts for any Distribution Date, (ii) the Overcollateralization Amount, if any, has been reduced to zero, (iii) the Available Transferor Subordinated Amount has been reduced to zero and (iv) the Certificate Insurer fails to perform its obligations under the Policy, the aggregate amount of principal returned to the Certificateholders may be less than the Certificate Principal Balance on the day the Certificates are issued.

     For a discussion of additional risks pertaining to the Certificates, see 'Risk Factors' in the Prospectus.

                            THE CERTIFICATE INSURER

     The following information set forth in this section has been provided by the Certificate Insurer. Accordingly, none of the Depositor, the Master Servicer or the Underwriters makes any representation as to the accuracy and completeness of such information.

     Capital Markets Assurance Corporation ('CapMAC') is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated 'Aaa' by Moody's Investors Service, Inc. ('Moody's'), 'AAA' by Standard & Poor's Ratings Services ('Standard & Poor's'), 'AAA' by Duff & Phelps Credit Rating Co. ('Duff & Phelps') and 'AAA' by Nippon Investors Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     Effective February 17, 1998, CapMAC became an indirect wholly-owned subsidiary of MBIA Inc. through the merger of a subsidiary of MBIA Inc. with and into CapMAC Holdings Inc., the parent of CapMAC. It is anticipated that MBIA Insurance Corporation ('MBIA'), a New York domiciled insurance corporation and the principal operating subsidiary of MBIA Inc., will assume the net insured risks, unearned premiums and contingency reserves of CapMAC pursuant to a reinsurance agreement to be effective as of the date of the merger. MBIA is a financial guaranty insurer of municipal bonds and structured finance transactions. MBIA Insurance Corporation has a claims paying rating of triple-A from Moody's Investor Service, Inc., Standard & Poor's Ratings Services and Fitch IBCA, Inc.

     NEITHER MBIA INC. NOR ANY OF ITS STOCKHOLDERS IS OBLIGATED TO PAY ANY CLAIMS UNDER ANY SURETY BOND ISSUED BY CAPMAC OR ANY DEBTS OF CAPMAC OR TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS TO CAPMAC.

     CapMAC is regulated by the Superintendent of Insurance of the State of New York. In addition, CapMAC is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that CapMAC may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. CapMAC is subject to periodic regulatory examinations by the same regulatory authorities.

     CapMAC's obligations under the Policy may be reinsured. Such reinsurance does not relieve CapMAC of any of its obligations under the Policy.

     THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     As of December 31, 1996 and 1995, CapMAC had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $260 million and $240 million, respectively, and had not incurred any debt obligations. Article 69 of the New York State Insurance Law requires CapMAC to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by CapMAC.

     The audited financial statements of CapMAC prepared in accordance with generally accepted accounting principles as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 and the unaudited financial statements of CapMAC as of September 30, 1997 and 1996 and for each of the three- and nine-month periods then ended are attached hereto as Annex II. Copies of CapMAC's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, are filed with the Insurance Department of the State of New York and are available upon request. CapMAC is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.

                              THE MASTER SERVICER

GENERAL

     The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Agreement. The Master Servicer may perform any of its obligations under the Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.

THE MASTER SERVICER

     Countrywide Home Loans, Inc. ('Countrywide'), a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as Master Servicer for the Mortgage Loans pursuant to the Agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994.

     At December 31, 1997, Countrywide provided servicing for approximately $174.6 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At December 31, 1997, Countrywide provided servicing for approximately $1.05 billion aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

     The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3300. Countrywide conducts operations from its headquarters in Calabasas and from offices located throughout the nation.

                          THE HOME EQUITY LOAN PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

     The following is a description of the underwriting procedures customarily employed by the Sponsor with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the Sponsor's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, favorable credit history, equity in the related property and the nature of the underlying first mortgage loan.

     Each applicant for a home equity loan is required to complete an application which lists the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity in the real property to justify making a home equity loan, the Sponsor will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

     The Sponsor originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Alternative Documentation Loan Program (the 'Alternative Documentation Program') and its Reduced Documentation Loan Program (the 'Reduced Documentation Program'). The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verifications of deposits and permits alternative methods of employment verification. Under the Reduced Documentation Program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Mortgage loans underwritten under the Reduced Documentation Program are limited to self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion.

     Full appraisals are generally performed on all home equity loans which at origination had a Credit Limit greater than $100,000. Such appraisals are determined on the basis of a Sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Federal National Mortgage Association ('FNMA') or Federal Home Loan Mortgage Corporation ('FHLMC'). For loans which had at origination a Credit Limit equal to or less than $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either FNMA or FHLMC. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements and generally is required to have been made not earlier than 180 days prior to the date of origination of the Mortgage Loan. The minimum and maximum loan amounts for home equity loans are currently $10,000 and $500,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit thereunder, in each case after giving effect to all prior draws and payments thereon.

     After obtaining all applicable employment, credit and property information, the Sponsor uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The 'debt-to-income ratio' is the ratio of the borrower's total monthly credit obligations (assuming the Mortgage Loan interest rate is based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on the foregoing, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The Sponsor currently offers home equity loan products that allow maximum Combined Loan-to-Value Ratios of 70%, 80%, 90% and 100%.

     It is generally the Sponsor's policy to require a title search or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has an original principal balance of $100,000 or more, the Sponsor requires that the borrower obtain an American Land Title Association ('ALTA') policy, or other assurance of title customary in the relevant jurisdiction. In addition,

ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or such home equity loan is in first lien position.

SERVICING OF THE MORTGAGE LOANS

     The Master Servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,
(i) the collection and aggregation of payments relating to the Mortgage Loans;
(ii) the supervision of delinquent Mortgage Loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of Mortgaged Properties; and (iii) the preparation of tax related information in connection with the Mortgage Loans.

     Billing statements are mailed monthly by the Master Servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the Master Servicer to the Mortgagor with such statements. All payments are due by the fifteenth day of the month.

     With respect to Mortgage Loans, the general policy of the Master Servicer is to initiate foreclosure in the underlying property (i) after such loan is 60 days or more delinquent and satisfactory arrangements cannot be made with the Mortgagor; or (ii) if a notice of default on a senior lien is received by the Master Servicer. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, if the home equity loan is secured by a first mortgage lien, the Master Servicer may liquidate the Mortgaged Property and charge off the home equity loan balance which was not recovered through liquidation proceeds. If the Mortgaged Property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the Mortgaged Property. If in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio and applicable laws and regulations.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since Countrywide only began servicing home equity loans in October 1994, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                   DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                                AS OF DECEMBER 31, 1995          AS OF DECEMBER 31, 1996           AS OF DECEMBER 31, 1997
                             -----------------------------    -----------------------------    -------------------------------
                                PRINCIPAL                        PRINCIPAL                         PRINCIPAL
                                 BALANCE        PERCENTAGE        BALANCE        PERCENTAGE         BALANCE         PERCENTAGE
                             ---------------    ----------    ---------------    ----------    -----------------    ----------

Portfolio.................   $149,806,173.13         --       $452,944,001.14         --       $1,053,313,150.66         --
Delinquency percentage(1)
    30-59 Days............        303,577.48       0.20%           599,953.75       0.13%           3,789,570.37       0.36%
    60-89 Days............        537,731.49       0.36            444,075.12       0.10              533,225.80       0.05
    90+ Days..............         13,644.96       0.01            437,162.71       0.10            1,101,964.19       0.10
                             ---------------        ---       ---------------        ---       -----------------        ---
        Total(2)..........   $    854,953.93       0.57%      $  1,481,191.58       0.33%      $    5,424,760.36       0.52%
                             ---------------        ---       ---------------        ---       -----------------        ---
                             ---------------        ---       ---------------        ---       -----------------        ---
Foreclosure Rate(3).......   $    288,439.89       0.19%      $    771,389.69       0.17%      $    1,166,826.32       0.11%
Bankruptcy Rate(4)........   $    212,516.75       0.14%      $    766,265.47       0.17%      $    3,071,686.84       0.29%
                             ---------------        ---       ---------------        ---       -----------------        ---
                             ---------------        ---       ---------------        ---       -----------------        ---

------------

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

(3) 'Foreclosure Rate' is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

(4) 'Bankruptcy Rate' is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     Certain information with respect to the Statistic Calculation Pool Mortgage Loans is set forth below. A detailed description of the Mortgage Loans actually delivered (the 'Detailed Description') will be available to purchasers of the Certificates at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the Certificates. The Detailed Description will specify the aggregate of the Principal Balances of the Mortgage Loans included in the Trust Fund as of the Cut-off Date (the 'Cut-off Date Pool Balance') and will also include, among other things, the following information regarding such Mortgage Loans: the outstanding Principal Balances of such Mortgage Loans as of the Cut-off Date, the lien priorities of such Mortgage Loans, the Loan Rates borne by such Mortgage Loans as of the Cut-off Date, the Combined Loan-to-Value Ratios of such Mortgage Loans, the remaining term to scheduled maturity of such Mortgage Loans, the type of properties securing such Mortgage Loans, the geographical distribution of such Mortgage Loans by state and the Credit Limits and Credit Limit Utilization Rates of such Mortgage Loans as of the Cut-off Date. The Mortgage Loans will have been originated pursuant to loan agreements and disclosure statements (the 'Credit Line Agreements') and will be secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties expected to be located in 48 states and the District of Columbia as of the Cut-off Date. The Mortgaged Properties securing the Mortgage Loans will consist of residential properties that are one- to four-family properties. See
' -- Mortgage Loan Terms' below.

     The Statistic Calculation Date Pool Balance is $134,381,578.71, which is equal to the aggregate Principal Balance of the Statistic Calculation Pool Mortgage Loans as of the Statistic Calculation Date. As of the Statistic Calculation Date, none of the Statistic Calculation Pool Mortgage Loans were more than 59 days delinquent. The average Statistic Calculation Date Principal Balance of the Statistic Calculation Pool Mortgage Loans was approximately $26,779.91, the minimum Statistic Calculation Date Principal Balance was $0.00, the maximum Statistic Calculation Date Principal Balance was $315,000.00, the minimum Loan Rate and the maximum Loan Rate as of the Statistic Calculation Date were 5.99% and 13.25% per annum, respectively, and the weighted average Loan Rate as of the Statistic Calculation Date was approximately 6.69% per annum. As of the Statistic Calculation Date, the average Credit Limit Utilization Rate of the Statistic Calculation Pool Mortgage Loans was approximately 67.43%. The 'Credit Limit Utilization Rate' is determined by dividing the Statistic

Calculation Date Pool Balance by the aggregate of the Credit Limits of the related Credit Line Agreements. The remaining term to scheduled maturity for the Statistic Calculation Pool Mortgage Loans as of the Statistic Calculation Date ranged from 153 months to 301 months and the weighted average remaining term to scheduled maturity was approximately 273 months. As of the Statistic Calculation Date, the weighted average Combined Loan-to-Value Ratio of the Statistic Calculation Pool Mortgage Loans was approximately 82.11%. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior or equal in priority to such Mortgage Loan (calculated generally at the date of origination of the Mortgage Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or
(ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits under the Statistic Calculation Pool Mortgage Loans as of the Statistic Calculation Date ranged from $8,060.00 to $500,000.00 and averaged approximately $35,772.61. The weighted average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan as of the date of the related loan application) was approximately 33.00%. As of the Statistic Calculation Date, approximately 10.06% by Statistic Calculation Date Principal Balance of the Statistic Calculation Pool Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately 89.94% of such Mortgage Loans represented second liens. As of the Statistic Calculation Date, approximately 85.91% of the Statistic Calculation Pool Mortgage Loans are secured by Mortgaged Properties which are single-family residences and 98.78% of the Statistic Calculation Pool Mortgage Loans are secured by Mortgaged Properties which were owner-occupied. As of the Statistic Calculation Date, approximately 29.82%, 5.66%, 4.82%, 4.81% and 3.89% of the Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are secured by Mortgaged Properties located in California, Washington, Colorado, Florida and Michigan, respectively.

MORTGAGE LOAN TERMS

     General. A borrower may access a Mortgage Loan by writing a check in a minimum amount of $250. The Mortgage Loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Statistic Calculation Pool Mortgage Loans are subject to a maximum per annum interest rate (the 'Maximum Rate') ranging from 12.25% to 18.00% per annum, subject to applicable usury limitations. As of the Statistic Calculation Date, the weighted average Maximum Rate for the Mortgage Loans was approximately 17.78%. See 'Certain Legal Aspects of the Loans -- Applicability of Usury Laws' in the Prospectus. The daily periodic rate on the Mortgage Loans (the 'Loan Rate') is the sum of the Index Rate plus the spread (the 'Margin'), divided by 365 days. The Margin generally ranges between - 0.50% and 6.50% and has a weighted average, with respect to the Statistic Calculation Pool Mortgage Loans as of the Statistic Calculation Date, of approximately 2.14%. The 'Index Rate' is based on the highest 'prime rate' (the 'Index') published in the 'Money Rates' table of The Wall Street Journal as of the first business day of each calendar month.

     Countrywide generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the first three months or first six months after origination. After such introductory period, the Loan Rate will adjust to the Index Rate plus the applicable Margin. As of the Statistic Calculation Date, approximately 61.23% of the Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance were subject to an introductory rate of 5.99% per annum and 32.08% of the Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance were subject to an introductory rate of 7.49% per annum.

     In general, the home equity loans may be drawn upon for a period (the 'Draw Period') of either five years (which generally may be extendible for an additional five years, upon Countrywide's approval), three years or fifteen years. Home equity loans with an initial Draw Period of five years which may be extended an additional five years constitute approximately 79.13% of the Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance, are generally subject to a repayment period (the 'Repayment Period') of fifteen years following the end of the Draw Period during which the outstanding principal balance of the loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the

Draw Period. Home equity loans with an initial Draw Period of fifteen years, which constitute approximately 2.56% of the Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance, are generally subject to a Repayment Period of ten years following the end of the Draw Period during which the outstanding principal balance of the loan will be repaid in monthly installments equal to 1/120 of the outstanding principal balance as of the end of the Draw Period. Mortgage Loans with a Draw Period of three years, which constitute approximately 15.87%, of the Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are subject to a ten year Repayment Period following the end of the Draw Period during which the outstanding principal balance of the loan will be paid in monthly installments equal to 1/120 of the outstanding principal balance as of the end of the Draw Period.

     The minimum payment due during the Draw Period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any such amounts past due and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the Mortgage Loan during the related billing period, any amounts past due, any other charges owed and the principal payment described above.

     Difference between Statistic Calculation Pool and Cut-off Date Pool. The statistical information presented in this Prospectus Supplement is based on the Statistic Calculation Pool. The Statistic Calculation Pool reflects the Mortgage Loans originated by the Sponsor through the Statistic Calculation Date, and the statistical information presented herein is based on the number and the principal balances of such Mortgage Loans as of the Statistic Calculation Date. The Depositor expects that the actual pool as of the Closing Date will represent approximately $155,329,000 aggregate Principal Balance of Mortgage Loans. The Mortgage Loans to be included in the final pool will represent Mortgage Loans originated or to be originated by the Sponsor on or prior to the Cut-off Date and sold by the Sponsor to the Depositor, and by the Depositor to the Trust Fund, on the Closing Date. In addition, with respect to the Statistic Calculation Pool Mortgage Loans, as to which statistical information is presented herein, some amortization will occur and some Additional Balances may be created prior to the Cut-off Date. Moreover, certain Statistic Calculation Pool Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final pool and as a result may not be included in the final pool. As a result of the foregoing, the statistical distribution of characteristics as of the Cut-off Date for the final Mortgage Loan pool will vary from the statistical distribution of such characteristics of the Statistic Calculation Pool as presented in this Prospectus Supplement, although such variance will not be material. In the event that the Sponsor does not, as of the Cut-off Date, have the full amount of Mortgage Loans which the Depositor expects to purchase from the Sponsor and sell to the Trust Fund on such date (i.e., approximately $155,329,000 aggregate Principal Balance of Mortgage Loans), the Depositor will reduce the size of the offering. The Depositor does not expect that the original principal amount of the Certificates will decrease by more than 5% as a result of such non-delivery.

     The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Statistic Calculation Pool Mortgage Loans and the related Mortgaged Properties based upon the Statistic Calculation Pool as of the close of business on the Statistic Calculation Date:

                      PRINCIPAL BALANCES
--------------------------------------------------------------
                                                 PERCENTAGE OF
                                                   STATISTIC
                                                  CALCULATION
                                    AGGREGATE        DATE
                       NUMBER OF     UNPAID        AGGREGATE
  RANGE OF PRINCIPAL   MORTGAGE     PRINCIPAL      PRINCIPAL
       BALANCES          LOANS       BALANCE        BALANCE
-------------------------------- --------------- -------------
$    0.00..............     553  $        000.00       0.00%
     0.01 to
 $ 5,000.00............     266       620,017.18       0.46
 5,000.01 to
  10,000.00............     673     6,159,819.50       4.58
 10,000.01 to
  15,000.00............     831    11,060,866.69       8.23
 15,000.01 to
  20,000.00............     834    14,878,354.74      11.07
 20,000.01 to
  25,000.00............     571    13,111,132.41       9.76
 25,000.01 to
  30,000.00............     469    13,090,109.75       9.74
 30,000.01 to
  35,000.00............     301     9,888,964.51       7.36
 35,000.01 to
  40,000.00............     277    10,536,556.63       7.84
 40,000.01 to
  45,000.00............     165     7,100,528.92       5.28
 45,000.01 to
  50,000.00............     161     7,809,484.58       5.81
 50,000.01 to
  55,000.00............      80     4,206,505.10       3.13
 55,000.01 to
  60,000.00............      75     4,363,760.78       3.25
 60,000.01 to
  65,000.00............      50     3,154,099.28       2.35
 65,000.01 to
  70,000.00............      34     2,317,744.32       1.72
 70,000.01 to
  75,000.00............      26     1,921,100.17       1.43
 75,000.01 to
  80,000.00............      39     3,035,869.55       2.26
 80,000.01 to
  85,000.00............       8       666,150.05       0.50
 85,000.01 to
  90,000.00............      15     1,323,436.66       0.98
 90,000.01 to
  95,000.00............      13     1,207,485.90       0.90
 95,000.01 to
  100,000.00...........      51     5,049,163.96       3.76
100,000.01 to
  105,000.00...........       4       414,185.43       0.31
105,000.01 to
  110,000.00...........       4       431,200.00       0.32
110,000.01 to
  115,000.00...........       6       678,567.42       0.50
115,000.01 to
  120,000.00...........       3       353,595.00       0.26
120,000.01 to
  125,000.00...........       4       486,205.65       0.36
125,000.01 to
  130,000.00...........       5       643,610.42       0.48
130,000.01 to
  135,000.00...........       3       396,335.07       0.29
135,000.01 to
  140,000.00...........       3       415,906.82       0.31
140,000.01 to
  145,000.00...........       2       285,016.69       0.21
145,000.01 to
  150,000.00...........      15     2,241,492.49       1.67
150,000.01 to
  200,000.00...........      15     2,702,721.68       2.01
200,000.01 to
  250,000.00...........       8     1,798,531.00       1.34
250,000.01 to
  300,000.00...........       6     1,718,060.36       1.28
300,000.01 and up......       1       315,000.00       0.23
                       --------- ---------------     ------
   Total...............   5,571  $134,381,578.71     100.00%
                       --------- ---------------     ------
                       --------- ---------------     ------

                  GEOGRAPHIC DISTRIBUTION(1)
---------------------------------------------------------------
                                                  PERCENTAGE OF
                                                    STATISTIC
                                                   CALCULATION
                                    AGGREGATE         DATE
                      NUMBER OF      UNPAID         AGGREGATE
                      MORTGAGE      PRINCIPAL       PRINCIPAL
        STATE           LOANS        BALANCE         BALANCE
--------------------- ---------  ---------------  -------------
Alabama..............     106    $  1,932,855.22        1.44%
Alaska...............      12         415,863.39        0.31
Arizona..............     182       3,800,087.99        2.83
California...........   1,346      40,077,231.60       29.82
Colorado.............     245       6,479,846.66        4.82
Connecticut..........      49       1,203,773.07        0.90
Delaware.............      11         248,681.20        0.19
District of
 Columbia............       4          53,949.27        0.04
Florida..............     297       6,465,699.24        4.81
Georgia..............     144       3,291,736.66        2.45
Hawaii...............      29         975,076.46        0.73
Idaho................      87       1,893,222.13        1.41
Illinois.............     224       4,545,572.72        3.38
Indiana..............      76       1,349,077.30        1.00
Iowa.................      15         270,349.37        0.20
Kansas...............      56       1,096,377.68        0.82
Kentucky.............      42         950,321.43        0.71
Louisiana............      46         889,222.19        0.66
Maine................      13         212,880.82        0.16
Maryland.............      78       1,864,144.11        1.39
Massachusetts........     130       2,970,257.60        2.21
Michigan.............     264       5,231,429.72        3.89
Minnesota............       6          93,475.00        0.07
Mississippi..........      18         432,931.49        0.32
Missouri.............     100       2,092,174.38        1.56
Montana..............      53       1,130,052.66        0.84
Nebraska.............      18         368,371.21        0.27
Nevada...............      85       1,800,897.65        1.34
New Hampshire........      28         660,184.49        0.49
New Jersey...........     151       3,190,423.15        2.37
New Mexico...........      60       1,345,546.06        1.00
New York.............     116       2,512,692.61        1.87
North Carolina.......     109       2,114,000.80        1.57
North Dakota.........       3          48,530.68        0.04
Ohio.................     204       4,019,171.78        2.99
Oklahoma.............      33         605,967.01        0.45
Oregon...............     166       4,192,236.79        3.12
Pennsylvania.........     197       4,056,565.75        3.02
Rhode Island.........      18         305,189.87        0.23
South Carolina.......      28         561,588.86        0.42
South Dakota.........       5          94,373.13        0.07
Tennessee............      68       1,659,393.96        1.23
Texas................      11         281,452.53        0.21
Utah.................     145       3,874,148.15        2.88
Vermont..............       8         226,467.42        0.17
Virginia.............      76       1,764,878.82        1.31
Washington...........     307       7,604,105.22        5.66
Wisconsin............      75       1,491,221.69        1.11
Wyoming..............      27       1,637,881.72        1.22
                      ---------  ---------------      ------
   Total.............   5,571    $134,381,578.71      100.00%
                      ---------  ---------------      ------
                      ---------  ---------------      ------

------------

(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

               COMBINED LOAN-TO-VALUE RATIOS(1)
---------------------------------------------------------------
                                                  PERCENTAGE OF
                                                    STATISTIC
                                                   CALCULATION
                                   AGGREGATE          DATE
     COMBINED       NUMBER OF       UNPAID          AGGREGATE
   LOAN-TO-VALUE    MORTGAGE       PRINCIPAL        PRINCIPAL
      RATIOS          LOANS         BALANCE          BALANCE
------------------- ---------   ---------------   -------------
 0.01% to  5.00%...       2     $     48,568.68         0.04%
 5.01% to
  10.00%...........      14          200,401.58         0.15
10.01% to
  15.00%...........      12          242,595.17         0.18
15.01% to
  20.00%...........      13          326,436.05         0.24
20.01% to
  25.00%...........      17          450,689.85         0.34
25.01% to
  30.00%...........      24          592,450.30         0.44
30.01% to
  35.00%...........      30          935,200.41         0.70
35.01% to
  40.00%...........      39        1,055,703.05         0.79
40.01% to
  45.00%...........      46        1,026,596.84         0.76
45.01% to
  50.00%...........      68        1,791,128.04         1.33
50.01% to
  55.00%...........      85        2,236,413.80         1.66
55.01% to
  60.00%...........     111        2,188,786.12         1.63
60.01% to
  65.00%...........     128        3,512,719.30         2.61
65.01% to
  70.00%...........     555       12,683,248.48         9.44
70.01% to
  75.00%...........     206        4,892,740.14         3.64
75.01% to
  80.00%...........     846       19,906,244.24        14.81
80.01% to
  85.00%...........     273        6,042,809.29         4.50
85.01% to
  90.00%...........   2,200       52,924,102.53        39.38
90.01% to
  95.00%...........     189        6,113,936.02         4.55
95.01% to
 100.00%...........     713       17,210,808.82        12.81
                    ---------   ---------------       ------
   Total...........   5,571     $134,381,578.71       100.00%
                    ---------   ---------------       ------
                    ---------   ---------------       ------

------------

(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.

                         PROPERTY TYPE
---------------------------------------------------------------
                                                  PERCENTAGE OF
                                                    STATISTIC
                                                   CALCULATION
                                   AGGREGATE          DATE
                    NUMBER OF       UNPAID          AGGREGATE
                    MORTGAGE       PRINCIPAL        PRINCIPAL
   PROPERTY TYPE      LOANS         BALANCE          BALANCE
------------------- ---------   ---------------   -------------
Single-family......   4,809     $115,442,685.86        85.91%
Low-Rise Condo.....     187        3,668,557.90         2.73
PUD................     537       14,456,381.73        10.76
2-4 Family.........      38          813,953.22         0.61
                    ---------   ---------------       ------
   Total...........   5,571     $134,381,578.71       100.00%
                    ---------   ---------------       ------
                    ---------   ---------------       ------

                         LIEN PRIORITY
---------------------------------------------------------------
                                                  PERCENTAGE OF
                                                    STATISTIC
                                                   CALCULATION
                                   AGGREGATE          DATE
                    NUMBER OF       UNPAID          AGGREGATE
                    MORTGAGE       PRINCIPAL        PRINCIPAL
   LIEN PRIORITY      LOANS         BALANCE          BALANCE
------------------- ---------   ---------------   -------------
First Lien.........     330     $ 13,522,230.56        10.06%
Second Lien........   5,241      120,859,348.15        89.94
                    ---------   ---------------       ------
   Total...........   5,571     $134,381,578.71       100.00%
                    ---------   ---------------       ------
                    ---------   ---------------       ------

                         LOAN RATES(1)
---------------------------------------------------------------
                                                  PERCENTAGE OF
                                                    STATISTIC
                                                   CALCULATION
                                   AGGREGATE          DATE
                    NUMBER OF       UNPAID          AGGREGATE
     RANGE OF       MORTGAGE       PRINCIPAL        PRINCIPAL
    LOAN RATES        LOANS         BALANCE          BALANCE
------------------- ---------   ---------------   -------------
 5.500% to
  6.000%...........   3,476     $ 82,275,422.82        61.23%
 6.501% to
  7.000%...........       1           10,000.00         0.01
 7.001% to
  7.500%...........   1,939       46,546,915.13        34.64
 7.751% to
  8.000%...........      12          440,170.20         0.33
 8.251% to
  8.500%...........       2           77,473.97         0.06
 8.501% to
  8.750%...........       1          100,000.00         0.07
 8.751% to
  9.000%...........      17          706,205.38         0.53
 9.001% to
  9.250%...........      10          371,686.85         0.28
 9.251% to
  9.500%...........       5          291,630.24         0.22
 9.501% to
  9.750%...........       5           98,550.26         0.07
 9.751% to
 10.000%...........       5          103,450.03         0.08
10.001% to
 10.250%...........      30        1,076,013.81         0.80
10.251% to
 10.500%...........       6          232,726.14         0.17
10.501% to
 10.750%...........      16          477,934.91         0.36
10.751% to
 11.000%...........       6          220,443.54         0.16
11.001% to
 11.250%...........      13          355,926.03         0.26
11.251% to
 11.500%...........       9          270,859.74         0.20
12.001% to
 12.250%...........      11          404,037.27         0.30
12.251% to
 12.500%...........       2           52,010.08         0.04
12.751% to
 13.000%...........       4          187,122.31         0.14
13.001% to
 13.250%...........       1           83,000.00         0.06
                    ---------   ---------------       ------
   Total...........   5,571     $134,381,578.71       100.00%
                    ---------   ---------------       ------
                    ---------   ---------------       ------

------------

(1) Approximately 61.23% of the Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are subject to an introductory rate of 5.99% per annum and 32.08% of the Statistic Calculation Date Principal Balance are subject to an introductory rate of 7.49% per annum.

                            MARGIN
---------------------------------------------------------------
                                                  PERCENTAGE OF
                                                    STATISTIC
                                                   CALCULATION
                                   AGGREGATE          DATE
                    NUMBER OF       UNPAID          AGGREGATE
     RANGE OF       MORTGAGE       PRINCIPAL        PRINCIPAL
      MARGINS         LOANS         BALANCE          BALANCE
------------------- ---------   ---------------   -------------
-0.500%............       2     $     33,849.16         0.03%
 0.000%............     418        9,490,821.26         7.06
 0.001% to
 0.500%............     690       15,240,331.38        11.34
 0.501% to
 1.000%............     362        8,731,835.70         6.50
 1.001% to
 1.500%............     478       11,853,550.86         8.82
 1.501% to
 2.000%............     850       19,373,906.87        14.42
 2.001% to
 2.500%............     634       16,749,420.53        12.46
 2.501% to
 3.000%............     910       22,062,759.83        16.42
 3.001% to
 3.500%............     441       12,312,993.80         9.16
 3.501% to
 4.000%............     325        8,046,932.69         5.99
 4.001% to
 4.500%............     321        7,444,412.94         5.54
 4.501% to
 5.000%............      39        1,021,898.65         0.76
 5.001% to
 5.500%............      89        1,838,397.85         1.37
 5.501% to
 6.000%............       8          138,967.19         0.10
 6.001% to
 6.500%............       4           41,500.00         0.03
                    ---------   ---------------       ------
   Total...........   5,571     $134,381,578.71       100.00%
                    ---------   ---------------       ------
                    ---------   ---------------       ------

                CREDIT LIMIT UTILIZATION RATES
---------------------------------------------------------------
                                                  PERCENTAGE OF
                                                    STATISTIC
                                                   CALCULATION
                                   AGGREGATE          DATE
  RANGE OF CREDIT   NUMBER OF       UNPAID          AGGREGATE
       LIMIT        MORTGAGE       PRINCIPAL        PRINCIPAL
 UTILIZATION RATES    LOANS         BALANCE          BALANCE
------------------- ---------   ---------------   -------------
 0.00%.............     553     $        000.00         0.00%
 0.01% to  5.00%...     110           84,401.13         0.06
 5.01% to
  10.00%...........      56          259,103.31         0.19
10.01% to
  15.00%...........      70          466,258.24         0.35
15.01% to
  20.00%...........      81          752,443.59         0.56
20.01% to
  25.00%...........      72          742,016.40         0.55
25.01% to
  30.00%...........      81        1,155,312.85         0.86
30.01% to
  35.00%...........     107        1,445,860.88         1.08
35.01% to
  40.00%...........     112        1,912,930.25         1.42
40.01% to
  45.00%...........      94        1,624,946.28         1.21
45.01% to
  50.00%...........     156        2,850,376.90         2.12
50.01% to
  55.00%...........     121        2,211,145.77         1.65
55.01% to
  60.00%...........     143        2,934,552.55         2.18
60.01% to
  65.00%...........     122        2,203,189.14         1.64
65.01% to
  70.00%...........     270        4,765,808.49         3.55
70.01% to
  75.00%...........     153        3,546,592.70         2.64
75.01% to
  80.00%...........     192        4,982,839.28         3.71
80.01% to
  85.00%...........     146        4,545,810.65         3.38
85.01% to
  90.00%...........     159        4,618,405.48         3.44
90.01% to
  95.00%...........     137        4,137,943.93         3.08
95.01% to
 100.00%...........   2,636       89,141,640.89        66.33
                    ---------   ---------------       ------
   Total...........   5,571     $134,381,578.71       100.00%
                    ---------   ---------------       ------
                    ---------   ---------------       ------

                         CREDIT LIMITS
---------------------------------------------------------------
                                                  PERCENTAGE OF
                                                    STATISTIC
                                                   CALCULATION
                                    AGGREGATE         DATE
                      NUMBER OF      UNPAID         AGGREGATE
   RANGE OF CREDIT    MORTGAGE      PRINCIPAL       PRINCIPAL
       LIMITS           LOANS        BALANCE         BALANCE
--------------------- ---------  ---------------  -------------
$ 5,000.01 to
 $ 10,000.00.........     105    $    725,686.58        0.54%
 10,000.01 to
  15,000.00..........     842       8,614,657.37        6.41
 15,000.01 to
  20,000.00..........     948      12,858,903.95        9.57
 20,000.01 to
  25,000.00..........     789      12,985,152.11        9.66
 25,000.01 to
  30,000.00..........     605      12,449,028.29        9.26
 30,000.01 to
  35,000.00..........     441      10,238,130.13        7.62
 35,000.01 to
  40,000.00..........     385      10,915,734.71        8.12
 40,000.01 to
  45,000.00..........     247       7,917,034.69        5.89
 45,000.01 to
  50,000.00..........     333       9,491,681.92        7.06
 50,000.01 to
  55,000.00..........     103       4,034,045.61        3.00
 55,000.01 to
  60,000.00..........     135       5,134,765.23        3.82
 60,000.01 to
  65,000.00..........      78       3,370,455.11        2.51
 65,000.01 to
  70,000.00..........      72       3,006,048.57        2.24
 70,000.01 to
  75,000.00..........      63       2,816,646.17        2.10
 75,000.01 to
  80,000.00..........      56       2,951,526.76        2.20
 80,000.01 to
  85,000.00..........      24       1,113,953.68        0.83
 85,000.01 to
  90,000.00..........      43       2,070,365.40        1.54
 90,000.01 to
  95,000.00..........      32       1,770,959.83        1.32
 95,000.01 to
  100,000.00.........     134       7,174,070.15        5.34
100,000.01 to
  105,000.00.........       6         319,860.00        0.24
105,000.01 to
  110,000.00.........       6         445,153.22        0.33
110,000.01 to
  115,000.00.........       8         876,752.85        0.65
115,000.01 to
  120,000.00.........       4         403,595.00        0.30
120,000.01 to
  125,000.00.........       6         395,643.31        0.29
125,000.01 to
  130,000.00.........       8         745,088.64        0.55
130,000.01 to
  135,000.00.........       4         376,835.07        0.28
135,000.01 to
  140,000.00.........       6         366,896.04        0.27
140,000.01 to
  145,000.00.........       3         154,750.00        0.12
145,000.01 to
  150,000.00.........      29       2,894,048.93        2.15
150,000.01 to
  200,000.00.........      26       2,944,195.07        2.19
200,000.01 to
  250,000.00.........      14       1,750,282.28        1.30
250,000.01 to
  300,000.00.........      12       2,432,131.36        1.81
300,000.01 to
  350,000.00.........       1         315,000.00        0.23
350,000.01 to
  400,000.00.........       2         161,500.00        0.12
400,000.01 and up....       1         161,000.68        0.12
                      ---------  ---------------      ------
   Total.............   5,571    $134,381,578.71      100.00%
                      ---------  ---------------      ------
                      ---------  ---------------      ------

                         MAXIMUM RATES
---------------------------------------------------------------
                                                  PERCENTAGE OF
                                                    STATISTIC
                                                   CALCULATION
                                   AGGREGATE          DATE
                    NUMBER OF       UNPAID          AGGREGATE
                    MORTGAGE       PRINCIPAL        PRINCIPAL
   MAXIMUM RATES      LOANS         BALANCE          BALANCE
------------------- ---------   ---------------   -------------
12.001% to
 12.500%...........      70     $  1,732,098.17         1.29%
14.501% to
 15.000%...........      47          989,651.02         0.74
15.501% to
 16.000%...........     111        2,144,475.80         1.60
16.501% to
 17.000%...........     550       13,051,998.43         9.71
17.501% to
 18.000%...........   4,793      116,463,355.29        86.67
                    ---------   ---------------       ------
   Total...........   5,571     $134,381,578.71       100.00%
                    ---------   ---------------       ------
                    ---------   ---------------       ------

           MONTHS REMAINING TO SCHEDULED MATURITY(1)
---------------------------------------------------------------
                                                  PERCENTAGE OF
                                                    STATISTIC
                                                   CALCULATION
  RANGE OF MONTHS                  AGGREGATE          DATE
   REMAINING TO     NUMBER OF       UNPAID          AGGREGATE
     SCHEDULED      MORTGAGE       PRINCIPAL        PRINCIPAL
     MATURITY         LOANS         BALANCE          BALANCE
------------------- ---------   ---------------   -------------
145 - 156..........     859     $ 21,324,891.57        15.87%
169 - 180..........      84        2,801,192.98         2.08
229 - 240..........      18          478,010.00         0.36
289 - 300..........   4,554      108,477,522.24        80.72
301 - 302..........      56        1,299,961.92         0.97
                    ---------   ---------------       ------
   Total...........   5,571     $134,381,578.71       100.00%
                    ---------   ---------------       ------
                    ---------   ---------------       ------

------------

(1) Assumes that the Draw Period for Statistic Calculation Pool Mortgage Loans with five year Draw Periods will be extended for an additional five years.

                       ORIGINATION YEAR
---------------------------------------------------------------
                                                  PERCENTAGE OF
                                                    STATISTIC
                                                   CALCULATION
                                   AGGREGATE          DATE
                    NUMBER OF       UNPAID          AGGREGATE
                    MORTGAGE       PRINCIPAL        PRINCIPAL
 ORIGINATION YEAR     LOANS         BALANCE          BALANCE
------------------- ---------   ---------------   -------------
1997...............   3,576     $ 86,765,142.45        64.57%
1998...............   1,995       47,616,436.26        35.43
                    ---------   ---------------       ------
   Total...........   5,571     $134,381,578.71       100.00%
                    ---------   ---------------       ------
                    ---------   ---------------       ------

                      DELINQUENCY STATUS
---------------------------------------------------------------
                                                  PERCENTAGE OF
                                                    STATISTIC
                                                   CALCULATION
                                   AGGREGATE          DATE
                    NUMBER OF       UNPAID          AGGREGATE
  NUMBER OF DAYS    MORTGAGE       PRINCIPAL        PRINCIPAL
    DELINQUENT        LOANS         BALANCE          BALANCE
------------------- ---------   ---------------   -------------
30 - 59............      10     $    113,642.13         0.08%
Current............   5,561      134,267,936.58        99.92
                    ---------   ---------------       ------
   Total...........   5,571     $134,381,578.71       100.00%
                    ---------   ---------------       ------
                    ---------   ---------------       ------

CONVEYANCE OF MORTGAGE LOANS

     The obligation of the Trust Fund to purchase Mortgage Loans on the Closing Date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Certificate Insurer: (i) such Mortgage Loan may not be 59 or more days delinquent as of the Closing Date; (ii) the remaining term to stated maturity of such Mortgage Loan will not exceed 302 months; (iii) such Mortgage Loan will be secured by a Mortgage in a first or second lien position; (iv) such Mortgage Loan will not have a Loan Rate less than 5.99%; (v) such Mortgage Loan will be otherwise acceptable to the Certificate Insurer; (vi) following the purchase of such Mortgage Loan by the Trust Fund, the Mortgage Loans as of the Closing Date (a) will have a weighted average Loan Rate of at least 6.0%; (b) will have a weighted average remaining term to stated maturity of not more than 300 months; (c) will have a weighted average Combined Loan-to-Value Ratio of not more than 83.5%; (d) will have no Mortgage Loan with a Principal Balance in excess of $500,000; (e) will have a concentration in any one state not in excess of 34.0%; and (f) will have not more than 3.0% in aggregate principal balance of Mortgage Loans relating to non-owner occupied properties; (vii) such Mortgage Loan shall have a Combined Loan-to-Value Ratio not in excess of 100%; (viii) such Mortgage Loan will have a Credit Limit between $8,000 and $500,000; (ix) such Mortgage Loan will have a Margin between -0.50% and 6.50%; and (x) such Mortgage Loan will comply with the representations and warranties in the Agreement.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described under 'Description of the Certificates -- Distributions on the Certificates' herein, until the Certificate Principal Balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections based upon the Investor Fixed Allocation Percentage, subject to reduction as described below. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely upon the Investor Fixed Allocation Percentage. Because prior distributions of Principal Collections to Certificateholders serve to reduce the Investor Floating Allocation Percentage but do not change the Investor Fixed Allocation Percentage, allocations of Principal Collections based on the Investor Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive Investor Principal Collections and not a lesser amount. In addition, Investor Interest Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses from Investor Interest Collections, Subordinated Transferor Collections or, in some instances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

     To the extent obligors make more draws than principal payments, the Transferor Interest may grow. An increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate during the Rapid Amortization Period because the Certificateholders' share of Principal Collections is based upon the Investor Fixed Allocation Percentage (without reduction). The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust Fund at any time during the life of the Trust Fund, so long as the Transferor Interest (after giving effect to such removal) is not less than the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See 'Description of the Certificates -- Optional Retransfers of Mortgage Loans to the Transferor' herein.

     All of the Mortgage Loans may be prepaid in full or in part at any time. However, Mortgage Loans secured by Mortgaged Properties in California are subject to an account termination fee equal to the lesser of $350 or six months interest on the amount prepaid, to the extent the prepaid amount exceeds 20% of the unpaid principal balance, if the account is terminated on or before its fifth year anniversary. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $350 and do not apply to accounts terminated subsequent to a date designated in the related Mortgage Note which, depending on the jurisdiction, ranges between six months and five years following origination. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described under 'Description of the Mortgage
Loans -- Mortgage Loan Terms' herein, rates of principal payments on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain 'due-on-sale' provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless (i) such enforcement is not permitted by applicable law or
(ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. The enforcement of a 'due-on-sale' provision will have the same effect as a prepayment of the related Mortgage Loan. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses' in the Prospectus.

     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

     Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that will be experienced by the Trust Fund and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See 'Yield and Prepayment Considerations' in the Prospectus.

                      POOL FACTOR AND TRADING INFORMATION

     The 'Pool Factor' is a seven-digit decimal which the Master Servicer will compute monthly expressing the Certificate Principal Balance of the Certificates as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See 'Description of the Certificates -- Distributions on the Certificates' herein. Thereafter, the Pool Factor will decline to reflect reductions in the related Certificate Principal Balance resulting from distributions of principal to the Certificates and the Invested Amount of any unreimbursed Liquidation Loss Amounts.

     Pursuant to the Agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Certificateholders. In addition, within 60 days after the end of each calendar year, beginning with the 1998 calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See 'Description of the Certificates -- Book-Entry Certificates' and ' -- Reports to Certificateholders' herein.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following is a description of the material provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

     The Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust Fund. The property of the Trust Fund will consist of, to the extent provided in the Agreement: (i) the Cut-off Date Principal Balance of each Mortgage Loan plus any Additional Balances created in respect thereof during the life of the Trust Fund; (ii) collections on the Mortgage Loans received after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account for the Certificates (excluding net earnings thereon); (v) the Policy; and (vi) an assignment of the Depositor's rights under the Purchase Agreement. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially maintain the Security Register for the Certificates. See
' -- Book-Entry Certificates' below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The aggregate undivided interest in the Trust Fund represented by the Certificates as of the Closing Date is expected to equal approximately $153,000,000 (the 'Original Invested Amount'), which represents approximately 98.5% of the Cut-off Date Pool Balance. The 'Original Certificate Principal Balance' is expected to equal approximately $153,000,000. Following the Closing Date, the 'Invested Amount' with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections previously distributed to Certificateholders, and minus
(ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts (each as defined herein) for such Distribution Date. The principal amount of the outstanding Certificates (the 'Certificate Principal Balance') on any Distribution Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See ' -- Distributions on the Certificates' below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

     The Transferor will own the remaining undivided interest in the Mortgage Loans (the 'Transferor Interest'), which, as of any date of determination, will equal the Pool Balance as of the close of business on the day preceding such date of determination, less the Invested Amount as of the close of business on the preceding Distribution Date. The Transferor Interest is expected to initially equal approximately $2,329,000, which will represent approximately 1.5% of the Cut-off Date Pool Balance. The Transferor as of any date is the owner of the Transferor Interest and initially will be the Sponsor. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers and transferred to the Trust Fund.

     The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies (as defined herein) have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy, and (ii) certain other conditions specified in the Agreement are satisfied.

BOOK-ENTRY CERTIFICATES

     The Certificates will be book-entry Certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in the Certificates ('Certificate Owners') may elect to hold their Certificates through the Depository Trust Company ('DTC') in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.

CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ('Participants') and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants'), with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'Federal Income Tax Consequences -- Foreign Investors' and ' -- Backup

Withholding' herein and 'Global Clearance, Settlement And Tax Documentation Procedures Certain U.S. Federal Income Tax Documentation Requirements' in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Federal Income Tax
Consequences -- Foreign Investors' and ' -- Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Transferor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Transferor or the Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-

Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the 'Related Documents'), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date). The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor and the Transferor Certificate (as defined in the Agreement) to the Transferor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the 'Mortgage Loan Schedule') delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-off Date Principal Balance of each Mortgage Loan as well as information with respect to the Loan Rate.

     The Agreement will permit Countrywide to maintain possession of the Related Documents and certain other documents relating to the Mortgage Loans (the 'Mortgage Files') and assignments of the Mortgage Loans to the Trustee will not be required to be recorded for so long as the long-term senior unsecured debt of Countrywide is rated at least 'BBB' by Standard & Poor's and 'Baa2' by Moody's. In the event that Countrywide's long-term senior unsecured debt rating does not satisfy the above-described standards (an 'Assignment Event'), Countrywide will have 90 days to record assignments of the mortgages for each such Mortgage Loan in favor of the Trustee and 60 days to deliver the Mortgage Files pertaining to each such Mortgage Loan to the Trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Certificate Insurer to the effect that recordation of such assignments or delivery of such documentation is not required in the relevant jurisdiction to protect the interest of Countrywide and the Trustee in the Mortgage Loans). In lieu of delivery of original documentation, Countrywide may deliver documents which have been imaged optically upon delivery of an opinion of counsel that such documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the Trust Fund of the Mortgage Loans.

     Within 90 days of an Assignment Event, the Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor and the Depositor by the Trustee, the Sponsor will be obligated to accept the transfer of such Mortgage Loan from the Trust Fund. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a 'Transfer Deficiency'), the Sponsor will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in the amount (the 'Transfer Deposit Amount') equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the Agreement as a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, no such transfer shall be considered to have occurred unless and until all required deposits to the Collection Account are actually made. The obligation of the Sponsor to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     An 'Eligible Substitute Mortgage Loan' is a mortgage loan substituted by the Sponsor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance) not 10% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the Sponsor will be required to make a deposit to the Collection Account equal to such difference.

     The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Sponsor will represent and warrant on the Closing Date that at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

     Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as 'Defective Mortgage Loans.'

     Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth above.

AMENDMENTS TO CREDIT LINE AGREEMENTS

     Subject to applicable law and to certain limitations described in the Agreement, the Master Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not materially and adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

     In order to permit the Transferor to remove Mortgage Loans from the Trust Fund at such times, if any, as the Transferor Interest exceeds the level required by the Certificate Insurer and the Rating Agencies, on any Distribution Date the Transferor may, but shall not be obligated to, remove on such Distribution Date (the 'Transfer Date') from the Trust Fund, certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions: (i) No Rapid Amortization Event (as defined herein) has occurred; (ii) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest; (iii) the transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period (as defined herein) shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event; (iv) the Transferor shall have delivered to the Trustee a 'Mortgage Loan Schedule' containing a list of all Mortgage Loans remaining in the Trust Fund after such removal; (v) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such

Mortgage Loans; (vi) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies and the Certificate Insurer shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor or the Certificate Insurer in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above.

     As of any date of determination, the 'Minimum Transferor Interest' is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

     The Master Servicer shall establish and maintain an account (the 'Collection Account') in trust for the Certificateholders, the Transferor and the Certificate Insurer, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs and except under the circumstances described below, within two Business Days of receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Notwithstanding the foregoing, such amounts in respect of the Mortgage Loans may be remitted to the Collection Account by the Master Servicer on a monthly basis not later than the Business Day immediately preceding the related Distribution Date so long as Countrywide is the Master Servicer and (i) Countrywide's long-term unsecured debt obligations are rated at least equal to 'Baa2' by Moody's and 'BBB' by Standard & Poor's and
(ii) the Certificate Insurer's claims-paying ability is rated 'Aaa' by Moody's and 'AAA' by Standard & Poor's.

     Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the next Distribution Date or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than the third Business Day prior to each Distribution Date (the 'Determination Date'), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     An 'Eligible Account' is (i) an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of 'BBB-' by Standard & Poor's and 'Baa3' by Moody's, which accounts are fully insured by either the Savings Association Insurance Fund ('SAIF') or the Bank Insurance Fund ('BIF') of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Trustee or an Affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates without regard to the Policy.

     Eligible Investments are specified in the Agreement and are limited to (i) obligations of the United States or any agency thereof, provided the timely payment of such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy; (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than 'A-1' by Standard & Poor's and 'P-2' by Moody's and the long-term debt of Countrywide Home Loans, Inc. is rated at least A3 by Moody's, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy; (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by any Rating Agency without regard to the Policy; (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy;
(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy; (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above; (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency; (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy; (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy; and (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency; provided that no such instrument shall be an Eligible Investment if such instrument evidences the right to receive (a) interest only payments with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

ALLOCATIONS AND COLLECTIONS

     All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, 'Interest Collections' will be equal to the amounts collected during the related Collection Period, including without limitation such portion of Net Liquidation Proceeds, allocated to interest pursuant to the terms of the Credit Line Agreements less (i) Servicing Fees for the related Collection Period and (ii) amounts payable to the Master Servicer pursuant to the Agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the Mortgage Loans.

     As to any Distribution Date, 'Principal Collections' will be equal to the sum of (i) the amounts collected during the related Collection Period, including without limitation such portion of Net Liquidation Proceeds, allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts. 'Net Liquidation Proceeds' with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. 'Liquidation Proceeds' are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

     With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ('Investor Interest Collections') will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the 'Investor Floating Allocation Percentage' is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

     Principal Collections will be allocated between the Certificateholders and the Transferor ('Investor Principal Collections' and 'Transferor Principal Collections', respectively) as described herein.

     The Trustee will deposit any amounts drawn under the Policy into the Collection Account.

     With respect to any date, the 'Pool Balance' will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-off Date Principal Balance, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

DISTRIBUTIONS ON THE CERTIFICATES

     Beginning with the first Distribution Date (which will occur on April 15, 1998), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the 'Record Date'). The term 'Distribution Date' means the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $1,000,000, by wire transfer or as otherwise agreed by such Certificateholder and the Trustee) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a 'Business Day' is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the states of New York, California or Illinois are required or authorized by law to be closed.

     Application of Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Investor Interest Collections in the following manner and order of priority:

            (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement;

           (ii) as payment to the Certificate Insurer for the premium for the Policy;

           (iii) as payment to Certificateholders for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the Certificate Principal Balance of the Certificates;

           (iv) to pay to Certificateholders the Investor Loss Amount for such Distribution Date;

            (v) as payment to Certificateholders for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by the Overcollateralization Amount, (c) funded by Subordinated Transferor Collections as described below or (d) funded by draws on the Policy;

           (vi) to reimburse the Certificate Insurer for prior draws made from the Policy (with interest thereon);

           (vii) to pay to Certificateholders principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount (such amount so paid, the 'Accelerated Principal Distribution Amount');

          (viii) in respect of any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

           (ix) as payment to the Master Servicer for certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and

            (x) to pay to the Transferor to the extent permitted as described herein.

     Payments to Certificateholders pursuant to clause (iii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance; however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy. The 'Overcollateralization Amount' on any date of determination is the amount, if any, by which the Invested Amount exceeds the Certificate Principal Balance on such day. The 'Required Overcollateralization Amount' shall be an amount set forth in the Insurance Agreement (as defined herein).

     To the extent that Investor Interest Collections are applied to pay the interest on the Certificates, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If such insufficiency exists after the Available Transferor Subordinated Amount has been reduced to zero and results in the Certificate Principal Balance exceeding the Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

     'Liquidation Loss Amount' means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The 'Investor Loss Amount' shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

     A 'Liquidated Mortgage Loan' means, as to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of the Mortgage Loan or the related Mortgaged Property have been recovered. The Investor Loss Amount will be allocated to the Certificateholders.

     As to any Distribution Date, the 'Collection Period' is the calendar month preceding each Distribution Date (or, in the case of the first Collection Period, the period beginning on February 20, 1998 through the last day of March
1998).

     Interest will be distributed on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The 'Certificate Rate' for a Distribution Date will generally equal a per annum rate equal to the sum of (a) LIBOR, calculated as specified below, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b) 0.19%. Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a per annum rate equal to the weighted average of the Loan Rates (assuming that each Mortgage Loan is fully indexed and net of the Servicing Fee Rate, the rate at which the fee payable to the Trustee is calculated and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the daily average balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date.

     Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the 'Closing Date')) through the day preceding such Distribution Date (each such period, an 'Interest Period') on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections, Subordinated Transferor Collections and, if necessary, from draws on the Policy.

     Calculation of the LIBOR Rate. On the second LIBOR Business Day immediately preceding each Distribution Date, the Trustee shall determine LIBOR for the Interest Period commencing on such Distribution Date. LIBOR for the first Interest Period will be determined on the second LIBOR Business Day preceding the Closing Date. LIBOR will equal the rate for United States dollar deposits for one month which appears on the

Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. 'Telerate Screen Page 3750' means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Depositor after consultation with the Trustee), the rate will be the Reference Bank Rate. The 'Reference Bank Rate' will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. 'LIBOR Business Day' means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Transferor Collections. Collections allocable to the Transferor Interest will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

     Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount that is not covered by Investor Interest Collections or the Available Transferor Subordinated Amount.

     Distributions of Principal Collections. For the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the Distribution Date in March 2003 (the 'Managed Amortization Period'), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the 'Scheduled Principal Collections Distribution Amount' shall equal the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any Distribution Date, the 'Maximum Principal Payment' will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the 'Alternative Principal Payment' will equal the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

     Beginning with the first Distribution Date following the end of the Managed Amortization Period (such period, the 'Rapid Amortization Period'), the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

     If on any Distribution Date the Required Overcollateralization Amount is reduced below the then existing Overcollateralization Amount, the amount of Principal Collections payable to Certificateholders on such Distribution Date will be correspondingly reduced by the amount of such reduction.

     The amount of Principal Collections to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances during the first Collection Period which is the period beginning on February 20, 1998 through the last day of March 1998.

     Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

     In addition, to the extent of funds available therefor (including funds available under the Policy), on the Distribution Date in March 2024, Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

     The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the 'Paying Agent'). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

LIMITED SUBORDINATION OF TRANSFEROR INTEREST

     If Investor Interest Collections on any Distribution Date are insufficient to pay (i) accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the Certificates and (ii) the Investor Loss Amount on such Distribution Date (such insufficiency being the 'Required Amount'), a portion of the Interest Collections and Principal Collections allocable to the Transferor Interest (but not in excess of the Available Transferor Subordinated Amount)(the 'Subordinated Transferor Collections') will be applied to cover the Required Amount. The portion of the Required Amount in respect of clause (ii) above not covered by such Subordinated Transferor Collections will be reallocated to the Transferor Interest, thereby reducing the Transferor Interest (up to the remaining Available Transferor Subordinated Amount and not in excess of the Investor Loss Amounts). If such Investor Interest Collections plus the amount of Subordinated Transferor Collections which have been so applied to cover the Required Amount are together insufficient to pay the amounts set forth in item (i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of such shortfall. In addition, if on any Distribution Date on which the Available Transferor Subordinated Amount is reduced to zero the Certificate Principal Balance exceeds the Invested Amount (after giving effect to all allocations and distributions with respect to principal to be made on the Certificates on such Distribution Date), a draw will be made on the Policy in the amount of such excess for such Distribution Date. See ' -- The Policy.'

     With respect to any Distribution Date, the 'Available Transferor Subordinated Amount' shall equal the lesser of the Transferor Interest and the Required Transferor Subordinated Amount for such Distribution Date. With respect to any Distribution Date, the 'Required Transferor Subordinated Amount' shall be an amount determined as set forth in the Insurance Agreement (as defined herein).

RAPID AMORTIZATION EVENTS

     As described above, the Managed Amortization Period will continue through and including the Distribution Date in March 2003, unless a Rapid Amortization Event occurs prior to such date. 'Rapid Amortization Event' refers to any of the following events:

          (a) failure on the part of the Sponsor (i) to make a payment or deposit required under the Agreement within three Business Days after the date such payment or deposit is required to be made, (ii) to record assignments of Mortgage Loans when required pursuant to the Agreement or
     (iii) to observe or perform in any material respect any other covenants or agreements of the Sponsor set forth in the Agreement, which failure materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

          (b) any representation or warranty made by the Sponsor or the Depositor in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders or the Certificate Insurer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Sponsor has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor;

          (d) the Trust Fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

          (e) the aggregate of all draws under the Policy incurred during the Managed Amortization Period exceeds 1% of the Cut-off Date Pool Balance.

     In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the aggregate principal amount of the Certificates or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Transferor, the Depositor and the Master Servicer (and to the Trustee, if given by either the Certificate Insurer or the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c), (d) or (e), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

THE POLICY

     On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Reimbursement Agreement (the 'Insurance Agreement') to be dated as of February 26, 1998, among the Sponsor, the Depositor, the Master Servicer, the Trustee and the Certificate Insurer.

     The Policy will irrevocably and unconditionally guarantee payment (a) on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the 'Guaranteed Distributions'), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent and (b) of any Preference Amount (as defined herein). The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

     The 'Guaranteed Principal Distribution Amount' for any Distribution Date on which the Available Transferor Subordinated Amount has been reduced to or equals zero shall be the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in March 2024 (after giving effect to all other amounts distributable and allocable to principal on such Distribution
Date).

     Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

     If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment (the 'Preference Amount') under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the 'Order') of the court or other governmental body which exercised jurisdiction to the effect that the Trustee is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered with respect to which Order the appeal period has expired without an appeal having been filed and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly.

     The terms 'Receipt' and 'Received', with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, 'Business Day' means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the states of New York, California or Illinois are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed, provided that the Certificateholders have received the full amount of the Guaranteed Distributions.

     The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Sponsor. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

     THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder, without the consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.

     In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust Fund.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the Certificateholders, the Master Servicer will forward to the Trustee for mailing to such Certificateholder a statement setting forth among other items:

            (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

            (ii)  the amount being distributed to Certificateholders;

           (iii) the amount of interest included in such distribution and the related Certificate Rate;

            (iv) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon to the extent permitted by applicable law);

             (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

            (vi) the amount, if any, of principal included in such distribution;

           (vii) the amount, if any, of the reimbursement of previous Investor Loss Amounts included in such distribution;

          (viii) the amount, if any, of the aggregate unreimbursed Investor Loss Amounts after giving effect to such distribution;

            (ix)  the Servicing Fee for such Distribution Date;

             (x) the Invested Amount, the Certificate Principal Balance and the Pool Factor, each after giving effect to such distribution;

           (xii) the Pool Balance as of the end of the preceding Collection Period;

           (xii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

          (xiii) the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure; and

           (xiv)  the amount of any draws on the Policy.

     In the case of information furnished pursuant to clauses (iii), (iv), (v),
(vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year commencing in 1998, the Master Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the mortgage loans it owns or services. In accordance with the terms of the Agreement, the Master Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

HAZARD INSURANCE

     The Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.

     The Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Master Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds and, if necessary, from other collections on or in respect of the Mortgage Loans, for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the Transferor.

OPTIONAL PURCHASE OF DEFAULTED LOAN

     The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment for 91 days or more. Any such purchase shall be at a price equal to 100% of the Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Loan Rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Collection Period, the Master Servicer will receive from interest received on the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to 0.50% per annum ('Servicing Fee Rate') on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds and, if necessary, other collections on or in respect of the Mortgage Loans.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery on or before May 31 in each year, beginning May 31, 1999, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before May 31 of each year, beginning May 31, 1999, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Transferor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

     The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

     The Agreement provides that the Master Servicer will indemnify the Trust Fund and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. Under the Agreement, the Transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement to the extent described therein (other than losses resulting from defaults under the Mortgage Loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor Master Servicer, the successor Master Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the successor

Master Servicer's actions or omissions. The Agreement provides that neither the Depositor, the Transferor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust Fund, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor, the Transferor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor, the Transferor or the Master Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties thereto, anything in the Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

     'Events of Servicing Termination' will consist of: (i) any failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five Business Days (or, if the Master Servicer is permitted to remit collections in respect of the Mortgage Loans to the Collection Account on a monthly basis as described under ' -- Payments on Mortgage Loans; Deposits to Collection Account', three Business Days) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance;
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Certificates or the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance; or (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer with the consent of holders of Certificates evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Agreement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, the Depositor, the Transferor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination remains unremedied, either the Trustee, or Certificateholders evidencing an aggregate undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance, with the consent of the Certificate Insurer, or the Certificate Insurer, may terminate all of the rights and obligations of the Master Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $15,000,000 and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

     The Agreement may be amended from time to time by the Sponsor, the Master Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct any defective provision or to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor, the Sponsor, the Transferor or the Master Servicer or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Transferor, the Sponsor, the Depositor, the Trustee nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement or the Policy which shall not be inconsistent with the provisions of the Agreement, to comply with any requirement imposed by the Code (as defined herein) or to increase the limits set forth in the Agreement as to the amount of senior liens which the Master Servicer may consent to, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates without regard to the Policy. The Agreement may also be amended from time to time by the Sponsor, the Master Servicer, the Depositor, and the Trustee, and the Master Servicer and the Certificate Insurer may from time to time consent to the amendment of the Policy, with the consent of Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding or (iii) adversely affect in any material respect the interests of the Certificate Insurer.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional transfer to the Transferor of the Mortgage Loans, as described below and (iv) the Distribution Date in March 2024.

     The Mortgage Loans will be subject to optional transfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to 10% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. In no event, however, will the Trust Fund created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

THE TRUSTEE

     The First National Bank of Chicago, a national banking association with its principal place of business in Illinois, has been named Trustee pursuant to the Agreement.

     The commercial bank or trust company serving as Trustee may own Certificates and have normal banking relationships with the Depositor, the Master Servicer, the Sponsor and the Certificate Insurer and/or their affiliates.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

CERTAIN ACTIVITIES

     The Trust Fund will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities;
(v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its securities. See ' -- Evidence as to Compliance' above for information regarding reports as to the compliance by the Master Servicer with the terms of the Agreement.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

     The Mortgage Loans to be transferred to the Trust Fund by the Depositor will be purchased by the Depositor from the Sponsor pursuant to the Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and the Sponsor, as transferor of the Mortgage Loans. Under the Purchase Agreement, the Sponsor will agree to transfer the Mortgage Loans and related Additional Balances to the Depositor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust Fund, and the Depositor will assign its rights in, to and under the Purchase Agreement to the Trust Fund. The following is a description of the material provisions of the Purchase Agreement.

TRANSFERS OF MORTGAGE LOANS

     Pursuant to the Purchase Agreement, the Sponsor will transfer and assign to the Depositor, all of its right, title and interest in and to the Mortgage Loans and all of the Additional Balances thereafter created. The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor in cash. The purchase price of each Additional Balance comprising the Principal Balance of a Mortgage Loan is the amount of such Additional Balance.

REPRESENTATIONS AND WARRANTIES

     The Sponsor will represent and warrant to the Depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement. The Sponsor will also represent and warrant to the Depositor that, among other things, immediately prior to the sale of the Mortgage Loans to the Depositor, the Sponsor was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests. The Sponsor will make similar representations and warranties in the Agreement. The Sponsor will also represent and warrant to the Depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Sponsor and (b) the Purchase Agreement constitutes a valid sale to the Depositor of all right, title and interest of the Sponsor in and to the Mortgage Loans and the proceeds thereof.

ASSIGNMENT TO TRUST FUND

     The Sponsor will expressly acknowledge and consent to the Depositor's transfer of its rights relating to the Mortgage Loans under the Agreement to the Trust Fund. The Sponsor also will agree to perform its obligations under the Purchase Agreement for the benefit of the Trust Fund.

TERMINATION

     The Purchase Agreement will terminate upon the termination of the Trust
Fund.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor ('Tax Counsel'), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as 'Debt Securities' as described in the Prospectus. See 'Federal Income Tax Consequences' in the Prospectus.

     The Transferor and the Certificateholders express in the Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Transferor, the Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Principal Balances of the Mortgage Loans for financial accounting purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the 'IRS') and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See 'Federal Income Tax Consequences' in the Prospectus.

     While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the 'OID Regulations') it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ('OID') if the interest were not treated as 'unconditionally payable' under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See 'Federal Income Tax Consequences -- Taxation of Debt Securities; Interest and Acquisition Discount' in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement and the accompanying Prospectus with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the Agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Tax

Counsel that the Trust Fund will not be treated as either an association or a partnership taxable as a corporation or as a taxable mortgage pool.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a 'taxable mortgage pool' will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

     In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See 'Federal Income Tax
Consequences -- Tax Treatment of Foreign Investors' in the Prospectus.

     Interest paid (or accrued) to a Certificateholder who is a non-U.S. Person will be considered 'portfolio interest,' and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, (ii) the non-U.S. Person provides the Trust Fund or other person who is otherwise required to withhold U.S. tax with respect to the Mortgage Loans with an appropriate statement (on Form W-8 or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Mortgage Loan is a foreign person and providing that non-U.S. person's name and address. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns that interest in the Mortgage Loan. If such interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the Trust Fund, or an organization or financial institution described above, with an appropriate statement (e.g., a Form 1001), signed under penalties of perjury, to that effect.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign person and related matters (the 'New Withholding Regulations') were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1998, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. PERSONS WHO OWN INTERESTS IN MORTGAGE LOANS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of 'effectively connected' income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     In addition, the interest paid on Certificates could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the Mortgage Loans does not appear to satisfy the requirements to be treated as 'portfolio interest' under the Code, or because, even if such Mortgage Loan interest were to be treated as portfolio interest, interest payments on the Certificates could be treated as 'guaranteed payments' within the meaning of the partnership provisions of the Code.

     If the Trust Fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only 'Certificateholder' of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally will be effective for payments made after December 31, 1998, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. PERSONS WHO OWN REGULAR CERTIFICATES ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code, of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus.

     The U.S. Department of Labor has granted to Prudential Securities Incorporated an administrative exemption (Prohibited Transaction Exemption 90-32; Exemption Application No. D-8145, 55 Fed. Reg. 23147 (1990)) (the 'Exemption') which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Prudential Securities Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's, Moody's, or Duff & Phelps;

          (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith;

          (5) The Trustee is not an affiliate of either Underwriter, the Sponsor, the Depositor, the Master Servicer, the Certificate Insurer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates (the 'Restricted Group'); and

          (6) The Plan investing in the Certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is believed that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Certificates will be rated in the highest rating category of the Rating Agencies, the Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not 'mortgage related securities' under SMMEA. See 'Legal Investment' in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated February 20, 1998 (the 'Underwriting Agreement'), among the Depositor, Prudential Securities Incorporated and Countrywide Securities Corporation (an affiliate of the Depositor, the Sponsor and the Master Servicer and, together with Prudential Securities Incorporated, the 'Underwriters'), the Depositor has agreed to sell to the Underwriters, and Prudential Securities Incorporated and Countrywide Securities Corporation have respectively agreed to purchase from the Depositor, $76,500,000 and $76,500,000 initial Certificate Principal Balance of the Certificates.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

     The Depositor has been advised by the Underwriters that they propose initially to offer the Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of 0.135% of the Certificate denominations. The Underwriters may allow and such dealers may reallow a discount not in excess of 0.090% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

     Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor either Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor either Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriters.

                                    EXPERTS

     The financial statements of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 and the unaudited financial statements of CapMAC as of September 30, 1997 and 1996 and for each of the three- and nine-month periods then ended have been included in this Prospectus Supplement in Annex II and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing in Annex II and in the Registration Statement, and upon the authority of such firm as experts in accounting and auditing.

                                    RATINGS

     It is a condition to issuance that the Certificates be rated 'AAA' by Standard & Poor's and 'Aaa' by Moody's.

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                           PAGE
                                     ----------------
Accelerated Principal Distribution
  Amount..........................          S-9, S-37
Additional Balances...............                S-3
Agreement.........................                S-3
ALTA..............................               S-19
Alternative Documentation
  Program.........................               S-19
Alternative Principal Payment.....         S-10, S-39
Assignment Event..................               S-33
Available Transferor Subordinated
  Amount..........................         S-12, S-40
Bankruptcy Rate...................               S-21
Beneficial Owner..................               S-30
BIF...............................               S-35
Book-Entry Certificates...........               S-29
Business Day......................         S-37, S-42
CapMAC............................               S-17
Cede..............................                S-7
CEDEL.............................                S-7
CEDEL Participants................               S-31
Certificate Insurer...............          S-2, S-11
Certificate Owners................          S-7, S-29
Certificate Principal Balance.....          S-4, S-29
Certificate Rate..................    S-3, S-10, S-38
Certificateholder.................         S-30, S-52
Certificates......................           S-1, S-3
Chase.............................                S-7
Citibank..........................                S-7
Closing Date......................    S-1, S-10, S-38
Code..............................               S-49
Collection Account................          S-9, S-35
Collection Period.................          S-9, S-38
Combined Loan-to-Value Ratio......                S-6
Cooperative.......................               S-31
Countrywide.......................     S-1, S-3, S-18
Credit Limit......................                S-6
Credit Limit Utilization Rate.....               S-21
Credit Line Agreements............          S-3, S-21
Cut-off Date......................           S-1, S-3
Cut-off Date Pool Balance.........          S-3, S-21
Cut-off Date Principal Balance....                S-3
Defective Mortgage Loans..........               S-34
Definitive Certificate............               S-30
Depositor.........................                S-3
Detailed Description..............               S-21
Determination Date................         S-13, S-35
Distribution Date.................    S-2, S-10, S-37
Draw Period.......................               S-22
DTC...............................   S-7, S-29, A-I-1
Due Date..........................                S-6
Duff & Phelps.....................               S-17
Eligible Account..................               S-35

                                           PAGE
                                     ----------------
Eligible Substitute Mortgage
  Loan............................               S-33
ERISA.............................         S-14, S-53
Euroclear.........................                S-7
Euroclear Operator................               S-31
Euroclear Participants............               S-31
European Depositaries.............          S-7, S-30
Events of Servicing Termination...               S-46
Exemption.........................               S-53
FHLMC.............................               S-19
Financial Intermediary............               S-30
Fixed Allocation Percentage.......                S-9
Foreclosure Rate..................               S-21
FNMA..............................               S-19
Global Securities.................              A-I-1
Guaranteed Distributions..........         S-11, S-41
Guaranteed Principal Distribution
  Amount..........................         S-11, S-41
Holdings..........................               S-17
Index.............................               S-22
Index Rate........................               S-22
Indirect Participants.............               S-30
Insurance Agreement...............         S-11, S-41
Interest Collections..............          S-8, S-36
Interest Period...................         S-10, S-38
Invested Amount...................          S-4, S-29
Investor Fixed Allocation
  Percentage......................                S-9
Investor Floating Allocation
  Percentage......................          S-8, S-37
Investor Interest Collections.....          S-8, S-37
Investor Loss Amount..............          S-9, S-38
Investor Principal Collections....          S-9, S-37
IRS...............................               S-50
LIBOR.............................               S-10
LIBOR Business Day................               S-39
Liquidated Mortgage Loan..........               S-38
Liquidation Loss Amount...........          S-9, S-38
Liquidation Proceeds..............               S-36
Loan Rate.........................          S-6, S-22
Managed Amortization Period.......         S-10, S-39
Margin............................               S-22
Master Servicer...................                S-3
Maximum Principal Payment.........         S-10, S-39
Maximum Rate......................               S-22
Minimum Transferor Interest.......          S-5, S-35
Money Rates.......................          S-6, S-22
Moody's...........................         S-11, S-17
Mortgage Files....................               S-33
Mortgage Loan Schedule............    S-4, S-33, S-34
Mortgage Loans....................           S-1, S-3
Mortgaged Properties..............                S-3

                                           PAGE
                                     ----------------
Net Liquidation Proceeds..........          S-8, S-36
New Withholding Regulations.......               S-51
Non-U.S. Person...................              A-I-3
OID...............................               S-50
OID Regulations...................               S-50
Order.............................               S-42
Original Certificate Principal
  Balance.........................          S-4, S-29
Original Invested Amount..........          S-4, S-29
Original Transferor Interest......                S-4
Overcollateralization Amount......          S-9, S-38
Participants......................               S-30
Paying Agent......................               S-40
Percentage Interest...............                S-7
Plan..............................               S-14
Policy............................           S-2, S-3
Pool Balance......................          S-3, S-37
Pool Factor.......................               S-28
Preference Amount.................               S-42
Principal Balance.................                S-3
Principal Collections.............          S-8, S-36
Purchase Agreement................                S-6
Rapid Amortization Event..........               S-40
Rapid Amortization Period.........         S-10, S-39
Rating Agency.....................               S-14
Receipt...........................               S-42
Received..........................               S-42
Record Date.......................               S-37
Reduced Documentation Program.....               S-19
Reference Bank Rate...............               S-39
Related Documents.................               S-33
Relevant Depositary...............               S-30
Repayment Period..................               S-22
Required Amount...................         S-12, S-40
                                           PAGE
                                     ----------------
Required Transferor Subordinated
  Amount..........................         S-12, S-40
Required Overcollateralization
  Amount..........................               S-38
Restricted Group..................               S-53
Rules.............................               S-30
SAIF..............................               S-35
Scheduled Principal Collections
  Distribution Amount.............         S-10, S-39
Servicing Fee.....................               S-13
Servicing Fee Rate................         S-13, S-45
SMMEA.............................         S-14, S-53
Sponsor...........................                S-3
Standard & Poor's.................         S-11, S-17
Statistic Calculation Date........                S-5
Statistic Calculation Date
  Principal Balance...............                S-5
Statistic Calculation Pool........                S-5
Statistic Calculation Pool
  Mortgage Loan...................                S-5
Subordinated Transferor
  Collections.....................          S-8, S-40
Tax Counsel.......................               S-49
Telerate Screen Page 3750.........               S-39
Terms and Conditions..............               S-32
Transfer Date.....................               S-34
Transfer Deficiency...............               S-33
Transfer Deposit Amount...........               S-33
Transferor........................                S-4
Transferor Interest...............     S-1, S-4, S-29
Transferor Principal Collections..          S-9, S-37
Trust Fund........................           S-1, S-3
Trustee...........................          S-3, S-13
Underwriters......................               S-54
Underwriting Agreement............               S-54

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Revolving Home Equity Loan Asset Backed Certificates, Series 1998-A (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior revolving home equity loan asset backed certificate issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to other home equity loan asset backed certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior revolving home equity loan asset backed certificate issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and CEDEL or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and

                                     A-I-1
excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

                                     A-I-2

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     'Non-U.S. Person' means (i) a person other than a citizen or resident of the United States, (ii) a partnership, corporation, or entity treated as a partnership or corporation for United States federal income tax purposes not formed under the laws of the United States, any State thereof, or the District of Columbia (unless in the case of a partnership Treasury regulations provide otherwise), (iii) any estate the income of which is not subject to United States income taxation regardless of sources, and (iv) any trust other than a trust that a court within the United States is able to exercise primary supervsision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, certain trusts that would otherwise not qualify as U.S. Persons under the foregoing definition can elect to be treated as U.S. Persons.

                                     A-I-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                                     A-II-1

                               Independent Auditors' Report

The Board of Directors
Capital Markets Assurance Corporation:

We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.


January 29, 1997


                                          KPMG PEAT MARWICK LLP


                               A-II-2

                      CAPITAL MARKETS ASSURANCE CORPORATION
                                 BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        ASSETS
                                                                      December 31  December 31
                                                                             1996         1995

          -------------------------------------------------------------------------------------
          INVESTMENTS:

          Bonds at fair value (amortized cost $294,861 at December    $   297,893      215,706
          31, 1996 and $210,651 at December 31, 1995)
          Short-term investments (at amortized cost which                  16,810       68,646
          approximates fair value)
          -------------------------------------------------------------------------------------
             Total investments                                            314,703      284,352
          -------------------------------------------------------------------------------------
          Cash                                                                371          344
          Accrued investment income                                         3,807        3,136
          Deferred acquisition costs                                       45,380       35,162
          Premiums receivable                                               5,141        3,540
          Prepaid reinsurance                                              18,489       13,171
          Other assets                                                      6,424        3,428
          -------------------------------------------------------------------------------------
             Total assets                                             $   394,315      343,133
          =====================================================================================
                                  LIABILITIES AND STOCKHOLDER'S EQUITY

          LIABILITIES:

          Unearned premiums                                           $    68,262       45,767
          Reserve for losses and loss adjustment expenses                  10,985        6,548
          Ceded reinsurance                                                 1,738        2,469
          Accounts payable and other accrued expenses                       8,019       10,844
          Current income taxes                                                679          136
          Deferred income taxes                                            15,139       11,303
          -------------------------------------------------------------------------------------
             Total liabilities                                            104,822       77,067
          -------------------------------------------------------------------------------------
          STOCKHOLDER'S EQUITY:

          Common stock - $1.00 par value per share; 15,000,000             15,000       15,000
          shares are authorized, issued and outstanding at December
          31, 1996 and 1995

          Additional paid-in capital                                      208,475      205,808
          Unrealized appreciation on investments, net of tax                1,970        3,286
          Retained earnings                                                64,048       41,972
          -------------------------------------------------------------------------------------
             Total stockholder's equity                                   289,493      266,066
          -------------------------------------------------------------------------------------
             Total liabilities and stockholder's equity               $   394,315      343,133
          =====================================================================================

                                See accompanying notes to financial statements.

                                               A-II-3

                         CAPITAL MARKETS ASSURANCE CORPORATION
                                 STATEMENTS OF INCOME
                                 (DOLLARS IN THOUSANDS)



                                                Year Ended       Year Ended          Year Ended
                                         December 31, 1996 December 31,1995   December 31, 1994
           -----------------------------------------------------------------------------------

           REVENUES:

           Direct premiums written               $  71,752           56,541           43,598
           Assumed premiums written                  1,086              935            1,064
           Ceded premiums written                  (15,104)         (15,992)         (11,069)
           -----------------------------------------------------------------------------------
             Net premiums written                   57,734           41,484           33,593
           Increase in unearned premiums           (17,177)         (12,242)         (10,490)
           -----------------------------------------------------------------------------------
             Net premiums earned                    40,557           29,242           23,103
           Net investment income                    16,992           11,953           10,072
           Net realized capital gains                  236            1,301               92
           Other income                                146            2,273              120
           -----------------------------------------------------------------------------------
             Total revenues                         57,931           44,769           33,387
           -----------------------------------------------------------------------------------

           EXPENSES:

           Losses and loss adjustment expenses       4,815            3,141            1,429
           Underwriting and operating expenses      14,613           13,808           11,833
           Policy acquisition costs                  7,824            7,203            4,529
           -----------------------------------------------------------------------------------
             Total expenses                         27,252           24,152           17,791
           -----------------------------------------------------------------------------------
             Income before income taxes             30,679           20,617           15,596
           -----------------------------------------------------------------------------------

           INCOME TAXES:

           Current income tax                        5,235            2,113              865
           Deferred income tax                       3,368            3,102            2,843
           -----------------------------------------------------------------------------------
             Total income taxes                      8,603            5,215            3,708
           -----------------------------------------------------------------------------------
             Net Income                          $  22,076           15,402           11,888
           ===================================================================================

                              See accompanying notes to financial statements.


                                                      A-II-4

                      CAPITAL MARKETS ASSURANCE CORPORATION
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                                   Year Ended         Year Ended        Year Ended
                                             December 31,1996  December 31, 1995 December 31, 1994
           --------------------------------------------------------------------------------------
           COMMON STOCK:

           Balance at beginning of year               $  15,000           15,000         15,000
           --------------------------------------------------------------------------------------
             Balance at end of year                      15,000           15,000         15,000
           --------------------------------------------------------------------------------------

           ADDITIONAL PAID-IN CAPITAL:

           Balance at beginning of year                 205,808          146,808        146,808
           Capital contribution                           2,667           59,000              -
           --------------------------------------------------------------------------------------
             Balance at end of year                     208,475          205,808        146,808
           --------------------------------------------------------------------------------------

           UNREALIZED APPRECIATION (DEPRECIATION)

           ON INVESTMENTS, NET OF TAX:

           Balance at beginning of year                   3,286           (5,499)         3,600
           Unrealized appreciation (depreciation)        (1,316)           8,785         (9,099)
           on investments
           --------------------------------------------------------------------------------------
             Balance at end of year                       1,970            3,286         (5,499)
           --------------------------------------------------------------------------------------
           RETAINED EARNINGS:

           Balance at beginning of year                  41,972           26,570         14,682
           Net income                                    22,076           15,402         11,888
           --------------------------------------------------------------------------------------
             Balance at end of year                      64,048           41,972         26,570
           --------------------------------------------------------------------------------------

             Total stockholder's equity               $ 289,493          266,066        182,879
           ======================================================================================

                 See accompanying notes to financial statements.



                                     A-II-5

                      CAPITAL MARKETS ASSURANCE CORPORATION
                            STATEMENTS OF CASH FLOWS
                              (DOLLAR IN THOUSANDS)

                                      Year Ended         Year Ended         Year Ended
                               December 31, 1996  December 31, 1995  December 31, 1994
 ----------------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:

 Net income                                  $  22,076           15,402          11,888
 ----------------------------------------------------------------------------------------
 ADJUSTMENTS TO RECONCILE NET INCOME TO NET
 CASH PROVIDED (USED) BY OPERATING
 ACTIVITIES:
   Reserve for losses and loss adjustment        4,437            1,357           1,429
   expenses
   Unearned premiums, net                       22,496           19,862          15,843
   Deferred acquisition costs                  (10,218)         (10,302)         (9,611)
   Premiums receivable                          (1,601)            (161)         (2,103)
   Accrued investment income                      (671)            (390)           (848)
   Income taxes payable                          3,911            3,621           2,611
   Net realized capital gains                     (236)          (1,301)            (92)
   Accounts payable and other accrued            1,020              472           3,726
   expenses
   Prepaid reinsurance                          (5,318)          (7,620)         (5,352)
   Other, net                                   (3,396)             992             689
 ----------------------------------------------------------------------------------------
    Total adjustments                           10,424            6,530           6,292
 ----------------------------------------------------------------------------------------
   Net cash provided by operating activities    32,500           21,932          18,180
 ----------------------------------------------------------------------------------------
 CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchases of investments                   (199,989)        (158,830)        (77,980)
   Proceeds from sales of investments           57,210           49,354          39,967
   Proceeds from maturities of investments     110,306           28,803          19,665
 ----------------------------------------------------------------------------------------
   Net cash used in investing activities       (32,473)         (80,673)        (18,348)
 ----------------------------------------------------------------------------------------
 CASH FLOWS FROM FINANCING ACTIVITIES:

   Capital contribution                              -           59,000               -
 ----------------------------------------------------------------------------------------
   Net cash provided by financing activities         -           59,000               -
 ----------------------------------------------------------------------------------------
 Net increase (decrease) in cash                    27              259            (168)
 Cash balance at beginning of year                 344               85             253
 ----------------------------------------------------------------------------------------
   Cash balance at end of year               $     371              344              85
 ========================================================================================
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW

 INFORMATION:

 Income taxes paid                           $   4,525            1,450           1,063
 ========================================================================================

                 See accompanying notes to financial statements.


                                     A-II-6

                        CAPITAL MARKETS ASSURANCE CORPORATION
                           NOTES TO FINANCIAL STATEMENTS
                             DECEMBER 31, 1996 AND 1995

1)      BACKGROUND

           Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

           CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2)      SIGNIFICANT ACCOUNTING POLICIES

        Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

           a)  BASIS OF PRESENTATION

               The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

           b)  INVESTMENTS

               As of December 31, 1996 and 1995, all of the Company's securities have been classified as available-for-sale. Available-for-sale securities are recorded at fair value. Fair value is generally based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                                     A-II-7

                        CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                  Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

                  Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

           C)  PREMIUM REVENUE RECOGNITION

               Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the years ended December 31, 1996 and 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an up-front basis.

           D)  DEFERRED ACQUISITION COSTS

               Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

           E)  RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

               The reserve for losses and loss adjustment expenses consists of a supplemental loss reserve ("SLR") and a case basis loss reserve. The SLR is established for expected levels of losses resulting from credit failures on currently insured issues and reflects the estimated portion of earned premiums required to cover those losses.

               A case basis loss reserve is established for insured obligations when, in the judgment of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable. Case basis loss reserves may be allocated from any SLR outstanding at the time the case basis reserves are established.

                                                        A-II-8

                        CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

               Management believes that the current level of reserves is adequate to cover the ultimate net cost of claims and the related expenses with respect to financial guarantees issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving estimates and subjective judgments by management, and therefore there can be no assurance that ultimate losses in CapMAC's insured portfolio will not exceed the current estimate of loss reserves.

           F)  DEPRECIATION

               Leasehold improvements, furniture, fixtures and electronic data processing equipment are being amortized or depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

           G)  INCOME TAXES

               Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

                                            A-II-9

                       CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

      3)       INSURED PORTFOLIO

           At December 31, 1996 and 1995, the principal amount of financial obligations insured by CapMAC was $24.5 billion and $16.9 billion, respectively, and net of reinsurance (net principal outstanding), was $19.7 billion and $12.6 billion, respectively, with a weighted average life of 6.4 years and 6.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1996 and 1995, the statutory qualified capital was approximately $260 million and $240 million, respectively.

                                                     Net Principal Outstanding
                                             December 31, 1996          December 31, 1995
                                          -----------------------    ----------------------
         Type of Obligations Insured ($        Amount          %          Amount         %
         in millions)
         ----------------------------------------------------------------------------------
         Consumer receivables                $ 10,362       52.8        $  6,959      55.1
         Trade and other corporate
         obligations                            8,479       43.1           4,912      38.9
         Municipal/government obligations         814        4.1             757       6.0
         ----------------------------------------------------------------------------------
                 TOTAL                       $ 19,655      100.0        $ 12,628     100.0
         ==================================================================================

At December 31, 1996 and 1995, the principal and interest amount of financial obligations insured by CapMAC was $29.8 and net of reinsurance (net principal and interest outstanding) was $23.3 billion and $15.1 billion, respectively. At December 31, 1996, approximately 93% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution.
This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.


During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:




                                   Year Ended             Year Ended            Year Ended
                            December 31, 1996      December 31, 1995     December 31, 1994
                            ------------------   --------------------   -------------------
                                          % of                   % of                 % of
                                      Revenues               Revenues             Revenues
                              ----------------   --------------------   -------------------

 Citicorp                       14.5                   15.2                  16.3


                                                     A-II-10

                     CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

4)      INVESTMENTS

           The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1996 and 1995 were as follows ($ in thousands):

        December 31, 1996

        -----------------------------------------------------------------------------------
                                                              Gross       Gross  Estimated
                                               Amortized Unrealized  Unrealized       Fair
        Securities Available-for-sale               Cost      Gains      Losses      Value
        -----------------------------------------------------------------------------------
        U.S. Treasury obligations             $    4,059         10           -      4,069
        Mortgage-backed securities of            109,436        265       1,160    108,541
        U.S. government
        instrumentalities
        and agencies
        Obligations of states,                   177,811      4,602         555    181,858
        municipalities and political
        subdivisions
        Corporate and asset-backed                20,365         23         153     20,235
        securities
        ===================================================================================
           Total                              $  311,671      4,900       1,868    314,703
        ===================================================================================

        December 31, 1995

        -----------------------------------------------------------------------------------
                                                              Gross       Gross  Estimated
                                               Amortized Unrealized  Unrealized       Fair
        Securities Available-for-sale               Cost      Gains      Losses      Value

        -----------------------------------------------------------------------------------
        U.S. Treasury obligations             $    4,153         55           -      4,208
        Mortgage-backed securities of            100,628        313          79    100,862
        U.S. government
        instrumentalities and agencies
        Obligations of states,                   166,010      4,809          82    170,737
        municipalities and political
        subdivisions
        Corporate and asset-backed                 8,506         45           6      8,545
        securities
        ===================================================================================
           Total                              $  279,297      5,222         167    284,352
        ===================================================================================


                                               A-II-11

                     CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

           The amortized cost and estimated fair value of investments in debt securities at December 31, 1996 by contractual maturity are shown below ($ in thousands):

           December 31, 1996

         ----------------------------------------------------------------------------------
                                                               Amortized         Estimated
         Securities Available-for-sale                              Cost        Fair Value
         ----------------------------------------------------------------------------------
         Due in one year or less                              $   11,627            11,644
         Due after one year through five years                    31,821            32,815
         Due after five years through ten years                   76,450            78,200
         Due after ten years                                      82,337            83,503
         ----------------------------------------------------------------------------------
              Sub-total                                          202,235           206,162
         Mortgage-backed securities                              109,436           108,541
         ----------------------------------------------------------------------------------
                        TOTAL                                 $  311,671           314,703
         ==================================================================================

           Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

           Proceeds from sales of investment securities were approximately $57.2 million, $49.3 million and $39.9 million in 1996, 1995 and 1994, respectively. Gross realized capital gains of $772,000, $1,320,000 and $714,000, and gross realized capital losses of $536,000, $19,000 and $622,000 were realized on those sales for the years ended December 31, 1996, 1995 and 1994, respectively.

           Investments include bonds having a fair value of approximately $3,884,000 and $3,985,000 which are on deposit at december 31, 1996 and 1995, respectively, with state regulators as required by law.

           Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                                          YEAR ENDED         YEAR ENDED         YEAR ENDED
        $ IN THOUSANDS             DECEMBER 31, 1996  DECEMBER 31, 1995  DECEMBER 31, 1994
        -----------------------------------------------------------------------------------
        BONDS                               $ 15,726             11,105              9,193
        SHORT-TERM INVESTMENTS                 1,534              1,245                484
        MUTUAL FUNDS                               -               (162)               579
        INVESTMENT EXPENSES                     (268)              (235)              (184)
        -----------------------------------------------------------------------------------
          TOTAL                             $ 16,992             11,953             10,072
        ===================================================================================




                                                A-II-12

                     CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

           The change in unrealized appreciation (depreciation) on available-for-sale securities is included as a separate component of stockholder's equity as shown below:

                                                           Year  Ended          Year Ended
        $ in thousands                               December 31, 1996   December 31, 1995
        -----------------------------------------------------------------------------------
        Balance at beginning of year                          $  3,286              (5,499)
        Change in unrealized (depreciation)                     (2,024)             13,386
        appreciation

        Income tax effect                                          708              (4,601)
        -----------------------------------------------------------------------------------
        Net change                                              (1,316)              8,785
        ===================================================================================
                BALANCE AT END OF YEAR                        $  1,970               3,286
        ===================================================================================

           No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 2% of stockholder's equity as of December 31, 1996 and 1995, respectively.

5)      DEFERRED ACQUISITION COSTS

           The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                       Year Ended        Year Ended           Year  Ended
        $ in thousands          December 31, 1996 December 31, 1995     December 31, 1994
        -----------------------------------------------------------------------------------
        Balance at beginning of year        $   35,162            24,860            15,249
        Additions                               18,042            17,505            14,140
        Amortization (policy
        acquisition costs)                      (7,824)           (7,203)           (4,529)
        -----------------------------------------------------------------------------------
          BALANCE AT END OF YEAR            $   45,380            35,162            24,860
        ===================================================================================


6)      EMPLOYEE BENEFITS

        CapMAC has a service agreement with CapMAC Financial Services, Inc. ("CFS"). Under the service agreement, CFS has agreed to provide various services, including underwriting, reinsurance, marketing, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS a fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,374,000, $13,484,000 and $11,081,000 in 1996, 1995 and 1994, respectively.

        The Company, through CFS, maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award. For the years ended December 31, 1996, 1995 and 1994, the Company had provided approximately $8,810,000, $7,804,000 and $5,253,000, respectively, for the plan. CFS also provides health and welfare benefits to substantially all of its employees. The Company incurred $551,943, $598,530, and $562,508 of expense for the years ended December 31, 1996, 1995 and 1994, respectively, for such plan. The Company also has a defined contribution retirement plan which allows participants to make voluntary contributions by salary reduction pursuant to section 401 (k) of the Internal Revenue Code. The Company provides for the administrative cost for the 401 (k) plan.


                                    A-II-13

                     CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

           On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. During 1995 and 1994, the expense was $1.3 million and $0.1 million, respectively. During 1996, Holdings assumed the liability of $3.7 million less the related deferred tax asset of $1.1 million as capital contribution. The cash amount is held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December 2000.

7)      EMPLOYEE STOCK OWNERSHIP PLAN

           Holdings maintains an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). Compensation expense related to the ESOP and allocated to CapMAC was approximately $2,764,000, $2,087,000 and $2,086,000 for the years ended December 31, 1996, 1995 and 1994, respectively.


                                    A-II-14

                     CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

8)      RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

           The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

           In 1995, CapMAC incurred its first claim on a financial guarantee policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

           The following is a summary of the activity in the case basis loss reserve account and the components of the reserve for losses and loss adjustment expenses ($ in thousands):

                                                                   1996     1995      1994
        -----------------------------------------------------------------------------------
        Case basis loss reserve:
        Net balance at January 1                             $      620        -         -
        -----------------------------------------------------------------------------------
        Incurred related to:

          Current year                                                -    2,473         -
          Prior years                                                 -        -         -
        -----------------------------------------------------------------------------------
        Total incurred                                                -    2,473         -
        -----------------------------------------------------------------------------------

        Paid related to:

        Current year                                                  -    1,853         -
        Prior years                                                 309        -         -
        -----------------------------------------------------------------------------------
        Total paid                                                  309    1,853         -
        -----------------------------------------------------------------------------------
        Net balance at December 31                                  311      620         -
        Reinsurance recoverable                                       -       69         -
        -----------------------------------------------------------------------------------
        Gross balance at December 31                                311      689         -
        -----------------------------------------------------------------------------------
        Supplemental loss reserve

        Balance at January 1                                      5,859    5,191     3,762
        -----------------------------------------------------------------------------------
          Additions to supplemental loss reserve                  4,815    3,141     1,429
          Allocated to case basis reserve                             -   (2,473)        -
        -----------------------------------------------------------------------------------
        Balance at December 31                                   10,674    5,859     5,191
        -----------------------------------------------------------------------------------
        Total reserve for losses and loss adjustment
        expenses                                             $   10,985    6,548     5,191
        ===================================================================================








                                    A-II-15

                     CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

9)      INCOME TAXES

           Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

           Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1996 and 1995 and 34% in 1994:

                                            Year Ended        Year Ended       Year  Ended
                                     December 31, 1996  December 31, 1995  December 31, 1994
        $ in thousands                  Amount       %    Amount       %   Amount        %
        -----------------------------------------------------------------------------------
        Expected tax expense           $10,738    35.0              35.0              34.0
        computed at the statutory                         $7,216           $5,303
        rate

        Increase (decrease) in tax resulting from:

        Tax-exempt interest             (2,916)   (9.5)   (2,335)  (11.3)  (1,646)   (10.6   )
        Other, net                         781     2.5       334     1.6       51      0.4
        -----------------------------------------------------------------------------------
            Total income tax expense   $ 8,603    28.0    $5,215    25.3   $3,708     23.8
        ===================================================================================

           The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

        $ in thousands                                 December 31, 1996 December 31, 1995
        -----------------------------------------------------------------------------------
        DEFERRED TAX ASSETS:

        Deferred compensation                                 $      200             1,901
        Losses and loss adjustment expenses                        1,527             1,002
        Unearned premiums                                            866               852
        Other, net                                                    96                98
        -----------------------------------------------------------------------------------
          Total gross deferred tax assets                          2,689             3,853
        -----------------------------------------------------------------------------------
        DEFERRED TAX LIABILITIES:

        Deferred acquisition costs                                15,883            12,307
        Unrealized capital gains on investments                    1,061             1,769
        Other, net                                                   884             1,080
        -----------------------------------------------------------------------------------
          Total gross deferred tax liabilities                    17,828            15,156
        ===================================================================================
          Net deferred tax liability                            $   15,139            11,303

           A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.


                                    A-II-16

                     CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

10)     INSURANCE REGULATORY RESTRICTIONS

        CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1996, 1995 and 1994. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1996 and 1995 was approximately $193,726,000 and $195,018,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $18,737,000, $9,000,000 and $4,543,000 for the years ended
        December 31, 1996, 1995 and 1994, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.

11)     COMMITMENTS AND CONTINGENCIES

        TheCompany's lease agreement for the space occupied in New York expires on November 20, 2008. CapMAC has a lease agreement for its London office, which expires on October 1, 2002. As of December 31, 1996, future minimum payments under the lease agreements are as follows:




$ in thousands                                                               Payment
------------------------------------------------------------------------------------
1997                                                                       $  2,647
1998                                                                          2,715
1999                                                                          3,077
2000                                                                          3,152
2001 and thereafter                                                          28,660
------------------------------------------------------------------------------------

        TOTAL                                                              $ 40,251
====================================================================================



           Rent expense, commercial rent taxes and electricity for the years ended December 31, 1996, 1995 and 1994 amounted to $1,618,000,
           $1,939,000 and $2,243,000, respectively.

           CapMAC has available a $150,000,000 standby corporate liquidity facility (the "Liquidity Facility") scheduled to terminate in September 1999. The Liquidity Facility is provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. There have been no draws under the Liquidity Facility.

           CapMAC has agreed to make an investment of 50 million French Francs

           (approximately $10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. This investment is anticipated to be made in 1997.



                                    A-II-17

                     CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

12)     REINSURANCE

        In the ordinary course of business, CapMAC cedes exposure under various treaty and facultative reinsurance contracts, both on a pro rata and excess of loss basis, primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

        The effect of reinsurance on premiums written and earned was as follows:

                                               Years Ended December 31
                                    1996                  1995                 1994
                            ---------------------  -------------------  -------------------
        $ in thousands          Written   Earned    Written    Earned    Written    Earned
        -----------------------------------------------------------------------------------
        Direct                $  71,752   48,835     56,541    36,853     43,598    28,561
        Assumed                   1,086    1,508        935       761      1,064       258
        Ceded                   (15,104)  (9,786)   (15,992)   (8,372)   (11,069)   (5,716)
        -----------------------------------------------------------------------------------
        Net premiums          $  57,734   40,557     41,484    29,242     33,593    23,103
        ===================================================================================

        The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. A contingent liability exists with respect to the aforementioned reinsurance arrangements, which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1996 and 1995, CapMAC had ceded loss reserves of $0 and $69,000, respectively, and had ceded unearned premiums of $18,489,000 and $13,171,000, respectively.

        In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

        The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. For the 1996 policy year, the agreement provides $7 million of loss coverage in excess of the premium deposit amount of $5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

                                    A-II-18

                     CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS



           In addition to its capital (including statutory contingency reserves), CapMAC has other reinsurance available to pay claims under its insurance contracts. Effective November 30, 1995, CapMAC entered into a Stop-loss Reinsurance Agreement with Mitsui Marine and Fire Insurance Co. (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine and Fire Insurance Co. ("Mitsui") will be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances. Effective January 1, 1997 the stop-loss reinsurance coverage increased to $75 million in excess of incurred losses of $150 million increasing annually based on increases in CapMAC's statutory qualified capital. The new stop-loss reinsurance is provided by Mitsui, AXA Re Finance S.A. ("AXA Re") and Munchener Ruckversicherungs-Gesellschaft ("Munich Re").

           On November 30, 1995, CapMAC canceled the quota share reinsurance agreement with Winterthur Swiss Insurance Company ("Winterthur") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC. As a result, CapMAC reassumed approximately $1.4 billion of principal insured by Winterthur on January 1, 1996. In connection with the commutation, Winterthur returned $2.0 million of unearned premiums, net of ceding commission and Federal excise tax.

13)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

        The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995. The fair value amounts were determined by the Company using independent market information when available, and appropriate valuation methodologies when market information was not available. Such valuation methodologies require significant judgment and are not necessarily indicative of the amount the Company could recognize in a current market exchange.

                                                 December 31, 1996        December 31, 1995
                                               Carrying    Estimated    Carrying    Estimated
         $ in thousands                         Amount    Fair Value     Amount    Fair Value
         --------------------------------------------------------------------------------------
         Financial Assets:

         Available-for-sale securities        $  314,703   314,703      284,352     284,352

         --------------------------------------------------------------------------------------
         OFF-BALANCE-SHEET INSTRUMENTS:

         Financial guarantees outstanding     $        -   219,989           -      147,840
           Less: ceding commission                     -    65,997           -       44,352
         --------------------------------------------------------------------------------------
         Net financial guarantees             $        -   153,992                  103,488
         outstanding
         ======================================================================================


                                                              A-II-19

                     CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

           The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

           AVAILABLE-FOR-SALE SECURITIES

           The fair values of fixed maturities are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

           FINANCIAL GUARANTEES OUTSTANDING

           The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and
           (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1996 and 1995. The amount calculated is assumed to be equivalent to the consideration that would be paid by CapMAC under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of future installment revenue actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue earnings due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a material net reduction in the future installment revenue.

14)        CAPITALIZATION

           In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an initial public offering and private placements were contributed to CapMAC.




                                                   A-II-20

                     CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997

                                   (UNAUDITED)
                                    A-II-21

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                       ASSETS

                                                   September 30, 1997 December 31,1996
                                                          (Unaudited)
--------------------------------------------------------------------------------------
INVESTMENTS:

Bonds at fair value (amortized cost $323,043 at           $   328,035         297,893
September 30, 1997 and $294,861 at December 31, 1996)
Short-term investments (at amortized cost which                21,119          16,810
approximates fair value)
--------------------------------------------------------------------------------------
   Total investments                                          349,154         314,703
--------------------------------------------------------------------------------------
Cash                                                              999             371
Accrued investment income                                       3,998           3,807
Deferred acquisition costs                                     51,137          45,380
Premiums receivable                                             7,132           5,141
Prepaid reinsurance                                            23,348          18,489
Other assets                                                    5,666           6,424
--------------------------------------------------------------------------------------
   Total assets                                           $   441,434         394,315
======================================================================================
                        LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:

Unearned premiums                                         $    76,023          68,262
Reserve for losses and loss adjustment expenses                15,389          10,985
Ceded reinsurance                                               5,653           1,738
Accounts payable and other accrued expenses                    14,270           8,019
Current income taxes                                              626             679
Deferred income taxes                                          17,383          15,139
--------------------------------------------------------------------------------------
   Total liabilities                                          129,344         104,822
--------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY:

Common stock - $1.00 par value per share; 15,000,000           15,000          15,000
shares are authorized, issued and outstanding at
September 30, 1997 and December 31, 1996

Additional paid-in capital                                    208,475         208,475
Unrealized appreciation on investments, net of tax              3,251           1,970
Retained earnings                                              85,440          64,048
Cumulative translation adjustment, net of tax                    (76)               -
--------------------------------------------------------------------------------------
   Total stockholder's equity                                 312,090         289,493
--------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity             $   441,434         394,315
======================================================================================




            See accompanying notes to consolidated financial statements.



                                    A-II-22

            CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                               (DOLLARS IN THOUSANDS)

                                                Three Months            Nine
                                                Ended            Months Ended
                                                September 30     September 30
                                              1997     1996        1997       1996
--------------------------------------------------------------------------------------
REVENUES:

Direct premiums written                   $  22,345    17,206    57,525     49,983
Assumed premiums written                        225         8     1,141      1,032
Ceded premiums written                       (7,428)   (4,129)  (18,049)   (11,142)
--------------------------------------------------------------------------------------
Net premiums written                         15,142    13,085    40,617     39,873
Increase in unearned premiums                (1,663)   (3,042)   (2,903)   (11,014)
--------------------------------------------------------------------------------------
Net premiums earned                          13,479    10,043    37,714     28,859
Net investment income                         4,958     4,307    14,344     12,296
Net realized capital gains (loss)                 -       (57)    2,549        111
Other income                                     51        25       139        104
--------------------------------------------------------------------------------------
Total revenues                               18,488    14,318    54,746     41,370
--------------------------------------------------------------------------------------

EXPENSES:

Losses and loss adjustment expenses           1,528     1,248     4,404      3,432
Underwriting and operating expenses           4,430     3,780    13,309     11,142
Policy acquisition costs                      2,372     2,126     7,425      6,249
--------------------------------------------------------------------------------------
Total expenses                                8,330     7,154    25,138     20,823
--------------------------------------------------------------------------------------
Income before income taxes                   10,158     7,164    29,608     20,547
--------------------------------------------------------------------------------------

INCOME TAXES:

Current income tax                            2,502     1,027     6,652      3,008
Deferred income tax                             172       718     1,564      2,689
--------------------------------------------------------------------------------------
Total income taxes                            2,674     1,745     8,216      5,697
--------------------------------------------------------------------------------------

Net Income                                $   7,484     5,419    21,392     14,850
======================================================================================

          See accompanying notes to consolidated financial statements.

                                                 A-II-23

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                  Nine Months Ended
                                                                 September 30, 1997
---------------------------------------------------------------------------------------

COMMON STOCK:
Balance at beginning of period                                            $  15,000
---------------------------------------------------------------------------------------
Balance at end of period                                                     15,000

---------------------------------------------------------------------------------------

ADDITIONAL PAID-IN CAPITAL:
Balance at beginning of period                                              208,475

---------------------------------------------------------------------------------------
Balance at end of period                                                    208,475

---------------------------------------------------------------------------------------

UNREALIZED APPRECIATION ON INVESTMENTS, NET OF TAX:

Balance at beginning of period                                                1,970
Unrealized appreciation on investments                                        1,281

---------------------------------------------------------------------------------------
Balance at end of period                                                      3,251

---------------------------------------------------------------------------------------
RETAINED EARNINGS:

Balance at beginning of period                                               64,048
Net income                                                                   21,392

---------------------------------------------------------------------------------------
Balance at end of period                                                     85,440

---------------------------------------------------------------------------------------

CUMULATIVE TRANSLATION ADJUSTMENT, NET OF TAX:

Balance at beginning of period                                                    -
Translation adjustment                                                          (76)

---------------------------------------------------------------------------------------
Balance at end of period                                                        (76)

---------------------------------------------------------------------------------------

  Total stockholder's equity                                              $ 312,090
=======================================================================================


          See accompanying notes to consolidated financial statements.




                                    A-II-24

                CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                               (DOLLARS IN THOUSANDS)


                                                      Nine Months Ended  Nine Months Ended
                                                     September 30, 1997  September 30, 1996
 ------------------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:

 Net income                                                 $    21,392            14,850
 ------------------------------------------------------------------------------------------
 Adjustments to reconcile net income to net cash provided (used) by operating activities:

 Reserve for losses and loss adjustment                           4,404             3,054
 expenses
 Unearned premiums, net                                           7,761            15,643
 Deferred acquisition costs                                      (5,757)           (7,188)
 Premiums receivable                                             (1,991)             (528)
 Accrued investment income                                         (191)             (468)
 Income taxes payable                                             1,511             2,341
 Net realized capital gains                                      (2,549)             (111)
 Accounts payable and other accrued expenses                      6,251             5,445
    Prepaid reinsurance                                          (4,859)           (4,630)
 Other, net                                                       5,089              (381)
 ------------------------------------------------------------------------------------------
 Total adjustments                                                9,669            13,177
 ------------------------------------------------------------------------------------------
     Net cash provided by operating activities                   31,061            28,027
 ------------------------------------------------------------------------------------------
 CASH FLOWS FROM INVESTING ACTIVITIES:

 Purchases of investments                                      (137,369)         (154,308)
 Proceeds from sales of investments                              74,768            35,388
 Proceeds from maturities of investments                         32,168            91,063
 ------------------------------------------------------------------------------------------
 Net cash used in investing activities                          (30,433)          (27,857)
 ------------------------------------------------------------------------------------------
 Net increase in cash                                               628               170
 Cash balance at beginning of period                                371               344
 ------------------------------------------------------------------------------------------
 Cash balance at end of period                              $       999               514
 ==========================================================================================
 SUPPLEMENTAL DISCLOSURES OF CASH FLOW

 INFORMATION:

 Income taxes paid                                          $     6,550             3,225
 Tax and loss bonds purchased                               $       155               131
 ==========================================================================================

          See accompanying notes to consolidated financial statements.




                                    A-II-25

             CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                    NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997


1.      BACKGROUND

           Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). In early 1997, CapMAC made an investment of 50 million French francs (approximately 10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. CapMAC Assurance, S.A., is licensed to write financial guarantee insurance in the European Union member states.

           CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

           CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.


2.      BASIS OF PRESENTATION

           CapMAC's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.



3.      RECLASSIFICATIONS

           Certain prior period balances have been reclassified to conform to the current period presentation.


                                      A-II-26

PROSPECTUS

                                  CWABS, INC.
                                   Depositor
                            Asset Backed Securities
                              (Issuable in Series)
                         ------------------------------

     This Prospectus relates to the issuance of Asset Backed Certificates (the 'Certificates') and Asset Backed Notes (the 'Notes' and, together with the Certificates, the 'Securities'), which may be sold from time to time in one or more series (each, a 'Series') by CWABS, Inc. (the 'Depositor') or by a Trust Fund (as defined below) on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust established by the Depositor (each, a 'Trust Fund'), and/or Notes secured by the assets of a Trust Fund. As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the 'Trust Fund Assets') which will consist of the following types of mortgage loans (the 'Loans'): (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations (the 'Single Family Loans'), (ii) mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units (the 'Multifamily Loans'), (iii) closed-end and/or revolving home equity loans (the 'Home Equity Loans'), secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties and (iv) home improvement installment sale contracts and installment loan agreements (the 'Home Improvement Contracts') that are either unsecured or secured by first or subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements'). The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a 'Seller'), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See 'Index of Defined Terms' on Page 97 of this Prospectus for the location of the definitions of certain capitalized terms.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

                                                  (cover continued on next page)
                         ------------------------------

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
        SECURITIES, SEE THE INFORMATION UNDER 'RISK FACTORS' ON PAGE 14.
                         ------------------------------

     THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES AND THE LOANS WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OTHER PERSON OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT.
                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

     Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under 'Method of Distribution' herein and in the related Prospectus Supplement.

February 20, 1998

(continued from cover page)

     Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the related Trust Fund Assets.

     The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under 'Risk Factors -- Prepayment and Yield Considerations' and 'Yield and Prepayment Considerations' herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under 'The Agreements -- Termination'; Optional Termination herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes. See 'Federal Income Tax Consequences.'

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets comprising the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) the stated maturity of each class of Notes of such Series; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiii) information as to the Seller, the Master Servicer and the Trustee.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Depositor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

     The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See 'Description of the Securities -- Reports to Securityholders'.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See 'Index of Defined Terms' on page 97 of this Prospectus for the location of the definitions of certain capitalized terms.

Title of Securities.......................  Asset Backed Certificates (the 'Certificates') and Asset Backed Notes
                                            (the 'Notes' and, together with the Certificates, the 'Securities'), which are issuable in Series.
Depositor.................................  CWABS, Inc., a Delaware corporation.
Trustee...................................  The trustee(s) (the 'Trustee') for each Series of Securities will be specified in the related Prospectus Supplement. See 'The Agreements'
                                            herein for a description of the Trustee's rights and obligations.
Master Servicer...........................  The entity or entities named as Master Servicer (the 'Master
                                            Servicer') in the related Prospectus Supplement, which may be an affiliate of the Depositor. See 'The Agreements -- Certain Matters
                                            Regarding the Master Servicer and the Depositor'.
Trust Fund Assets.........................  Assets of the Trust Fund for a Series of Securities will include certain assets (the 'Trust Fund Assets') which will consist of the
                                            Loans, together with payments in respect of such Trust Fund Assets, as specified in the related Prospectus Supplement. At the time of issuance of the Securities of the Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the
                                            Trustee, without recourse. The Loans will be collected in a pool
                                            (each, a 'Pool') as of the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the 'Cut-off Date'). Trust Fund Assets
                                            also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See 'Credit
                                            Enhancement'. In addition, if the related Prospectus Supplement so provides, the related Trust Fund Assets will include the funds on deposit in an account (a 'Pre-Funding Account') which will be used to purchase additional Loans during the period specified in such
                                            Prospectus Supplement. See 'The Agreements -- Pre-Funding Account'.
Loans.....................................  The Loans will consist of (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations (the 'Single Family
                                            Loans'), (ii) mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units (the 'Multifamily Loans'), (iii) closed-end loans (the
                                            'Closed-End Loans') and/or revolving home equity loans or certain balances thereof (the 'Revolving Credit Line Loans', together with the Closed-End Loans, the 'Home Equity Loans'),

                                            and (iv) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts'). All Loans will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.
                                            As specified in the related Prospectus Supplement, the Home Equity
                                            Loans will, and the Home Improvement Contracts may, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement. As specified in the related
                                            Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. If so specified in the related Prospectus
                                            Supplement, the Home Equity Loans may include Loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related Mortgaged Properties at the time of origination. The Mortgaged Properties and the Home
                                            Improvements are collectively referred to herein as the 'Properties'.
Description of the Securities.............  Each Security will represent a beneficial ownership interest in, or be secured by the assets of, a Trust Fund created by the Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the Trustee for the related Series. The Securities of any Series may be issued in one or more classes as specified in the related
                                            Prospectus Supplement. A Series of Securities may include one or more classes of senior Securities (collectively, the 'Senior Securities')
                                            and one or more classes of subordinate Securities (collectively, the
                                            'Subordinated Securities'). Certain Series or classes of Securities may be covered by insurance policies or other forms of credit enhancement, in each case as described under 'Credit Enhancement'
                                            herein and in the related Prospectus Supplement.
                                            One or more classes of Securities of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series throughout the lives of the Securities or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related
                                            Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund
                                            Assets; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to
                                            Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until

                                            such events occur, in each case as specified in the related
                                            Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time, as specified in the related
                                            Prospectus Supplement.
Distributions on the Securities...........  Distributions on the Securities entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a
                                            'Distribution Date') out of the payments received in respect of the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securities as described under 'Credit Enhancement'
                                            herein to the extent specified in the related Prospectus Supplement.
                                            The amount allocable to payments of principal and interest on any
                                            Distribution Date will be determined as specified in the related
                                            Prospectus Supplement. The Prospectus Supplement for a Series of
                                            Securities will describe the method for allocating distributions among Securities of different classes as well as the method for allocating distributions among Securities for any particular class.
                                            Unless otherwise specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities will not exceed the aggregate distributions allocable to principal that such
                                            Securities will be entitled to receive. If specified in the related
                                            Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the related Cut-off Date and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the 'Loan Rate') net of the aggregate servicing fees and any other amounts specified in the related
                                            Prospectus Supplement (the 'Pass-Through Rate') or at such other interest rate as may be specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities and interest rates on the classes of Securities will be determined based on the cash flow on the Trust Fund Assets.
                                            The rate at which interest will be passed through or paid to holders of each class of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus
                                            Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or notional amount in each case as described in the related Prospectus Supplement.
Credit Enhancement........................  The assets in a Trust Fund or the Securities of one or more classes in the related Series may have the benefit of one or more types of credit enhancement as described in the related Prospectus Supplement.
                                            The protection against losses afforded by any such credit support may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the
                                            Loans comprising the Trust Fund Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series. See 'Credit Enhancement.'

A. Subordination..........................  A Series of Securities may consist of one or more classes of Senior
                                            Securities and one or more classes of Subordinated Securities. The rights of the holders of the Subordinated Securities of a Series to receive distributions with respect to the assets in the related Trust
                                            Fund will be subordinated to such rights of the holders of the Senior
                                            Securities of the same Series to the extent described in the related
                                            Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of monthly payments of principal and interest due them.
                                            The protection afforded to the holders of Senior Securities of a
                                            Series by means of the subordination feature will be accomplished by
                                            (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated
                                            Securities, the amounts of interest and/or principal due them on each
                                            Distribution Date out of the funds available for distribution on such date in the related Security Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future distributions on the assets in the related Trust Fund that would otherwise have been payable to the holders of Subordinated
                                            Securities; (ii) reducing the ownership interest (if applicable) of the related Subordinated Securities; or (iii) a combination of clauses (i) and (ii) above. If so specified in the related Prospectus
                                            Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related
                                            Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of
                                            Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.
B. Reserve Account........................  One or more reserve accounts or other cash accounts (each, a 'Reserve
                                            Account') may be established and maintained for each Series of
                                            Securities. The related Prospectus Supplement will specify whether or not such Reserve Accounts will be included in the corpus of the Trust
                                            Fund for such Series and will also specify the manner of funding such
                                            Reserve Accounts and the conditions under which the amounts in any such Reserve Accounts will be used to make distributions to holders of Securities of a particular class or released from such Reserve
                                            Accounts.
C. Letter of Credit.......................  If so specified in the related Prospectus Supplement, credit support may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support, such as losses resulting from delinquent payments on the Loans in the related Trust Fund, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the federal Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a Loan. The issuer of the letter of credit
                                            (the 'L/C Bank') will be obligated to honor demands with

                                            respect to such letter of credit, to the extent of the amount available thereunder to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus
                                            Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.
                                            The maximum liability of a L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related
                                            Prospectus Supplement of the initial aggregate outstanding principal balance of the Loans in the related Trust Fund or one or more Classes of Securities of the related Series (the 'L/C Percentage'). The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.
D. Insurance Policies; Surety Bonds and
   Guarantees.............................  If so specified in the related Prospectus Supplement, credit support for a Series may be provided by an insurance policy and/or a surety bond issued by one or more insurance companies or sureties. Such certificate guarantee insurance or surety bond will guarantee timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus
                                            Supplement. If specified in the related Prospectus Supplement, one or more bankruptcy bonds, special hazard insurance policies, other insurance or third-party guarantees may be used to provide coverage for the risks of default or types of losses set forth in such
                                            Prospectus Supplement.
E. Over-Collateralization.................  If so provided in the Prospectus Supplement for a Series of
                                            Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of
                                            Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.
F. Loan Pool Insurance Policy.............  A mortgage pool insurance policy or policies may be obtained and maintained for Loans relating to any Series of Securities, which shall be limited in scope, covering defaults on the related Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the related
                                            Cut-off Date.
G. FHA Insurance..........................  If specified in the related Prospectus Supplement, all or a portion of the Loans in a Pool may be (i) insured by the Federal Housing
                                            Administration (the 'FHA') and/or (ii) partially guaranteed by the
                                            Department of Veterans' Affairs (the 'VA'). See 'Certain Legal
                                            Aspects of the Loans -- The Title I Program'.
H. Cross-Collateralization................  If specified in the related Prospectus Supplement, separate classes of a Series of Securities may evidence the beneficial ownership of, or be secured by, separate groups of assets included in a Trust Fund.
                                            In such case, credit support may be provided by a cross-
                                            collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups prior to distributions to

                                            Subordinated Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. See
                                            'Credit Enhancement -- Cross-Collateralization.'
                                            If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enchancement described in this Prospectus may apply concurrently to two or more separate
                                            Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enchancement relates and the manner of determining the amount of coverage provided to such
                                            Trust Funds thereby and of the application of such coverage to the identified Trust Funds. See 'Credit
                                            Enhancement -- Cross-Collateralization.'
Advances..................................  The Master Servicer and, if applicable, each mortgage servicing institution that services a Loan in a Pool on behalf of the Master
                                            Servicer (each, a 'Sub-Servicer') may be obligated to advance amounts
                                            (each, an 'Advance') corresponding to delinquent interest and/or principal payments on such Loan (including, in the case of
                                            Cooperative Loans, unpaid maintenance fees or other charges under the related proprietary lease) until the date, as specified in the related Prospectus Supplement, following the date on which the related Property is sold at a foreclosure sale or the related Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Advances may be drawn from a cash account available for such purpose as described in such Prospectus Supplement. Advances will be reimbursable to the extent described under 'Description of the Securities -- Advances'
                                            herein and in the related Prospectus Supplement.
                                            In the event the Master Servicer or Sub-Servicer fails to make a required Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer or
                                            Sub-Servicer. See 'Description of the Securities -- Advances.'
Optional Termination......................  The Master Servicer or the party specified in the related Prospectus
                                            Supplement, including the holder of the residual interest in a REMIC, may have the option to effect early retirement of a Series of
                                            Securities through the purchase of the Trust Fund Assets. The Master
                                            Servicer will deposit the proceeds of any such purchase in the
                                            Security Account for each Trust Fund as described under 'The
                                            Agreements -- Payments on Loans; Deposit to Security Account.' Any
                                            such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust
                                            Fund Assets being less than the percentage specified in the related
                                            Prospectus Supplement of the aggregate principal balance of the

                                            Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a 'qualified liquidation' of the
                                            REMIC within the meaning of Section 860F(g)(4) of the Code.
Legal Investment..........................  The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute 'mortgage related securities' for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Classes
                                            of Securities that qualify as 'mortgage related securities' will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Securities (whether or not such class constitutes a 'mortgage related security') complies with applicable guidelines, policy statements or restrictions. See 'Legal
                                            Investment.'
Federal Income Tax Consequences...........  The federal income tax consequences to Securityholders will vary depending on whether one or more elections are made to treat the
                                            Trust Fund or specified portions thereof as a REMIC under the provisions of the Internal Revenue Code of 1986, as amended (the
                                            'Code'). The Prospectus Supplement for each Series of Securities will specify whether such an election will be made.
                                            If a REMIC election is made, Securities representing regular interests in a REMIC will generally be taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on such regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. If no REMIC election is made, interest (other than original issue discount
                                            ('OID') on Securities that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual method of accounting.
                                            Certain Classes of Securities may be issued with OID. A holder should be aware that the Code and the Treasury regulations promulgated thereunder do not adequately address certain issues relevant to prepayable securities, such as the Securities.
                                            Holders that will be required to report income with respect to the related Securities under the accrual method of accounting will do so without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID)
                                            reported by a holder of a Security in any period could significantly exceed the amount of cash distributed to such holder in that period.

                                            In the opinion of Brown & Wood LLP, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which such
                                            Securities are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'regular interests' or 'residual interests' in a
                                            REMIC. A REMIC will not be subject to entity-level tax. Rather, the taxable income or net loss of a REMIC will be taken into account by the holders of residual interests. Such holders will report their proportionate share of the taxable income of the REMIC whether or not they receive cash distributions from the REMIC attributable to such income. The portion of the REMIC taxable income consisting of 'excess inclusions' may not be offset against other deductions or losses of the holder, including the net operating losses.
                                            In the opinion of Brown & Wood LLP, if a REMIC or a partnership election is not made with respect to a Series of Securities, then the arrangement by which such Securities are issued will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. If so provided in the Prospectus Supplement for a Series, there will be no separation of the principal and interest payments on the Loans. In such circumstances, the holder will considered to have purchased a pro rata undivided interest in each of the Loans. In other cases, sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.
                                            In the opinion of Brown & Wood LLP, if a partnership election is made, the Trust Fund will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. If Notes are issued by such Trust Fund, such Notes will be treated as indebtedness for federal income tax purposes. The holders of the Certificates issued by such Trust Fund, if any, will agree to treat the
                                            Certificates as equity interests in a partnership.
                                            The Securities will be treated as assets described in section
                                            7701(a)(19)(C) of the Code and as real estate assets described in section 856(c) of the Code.
                                            Generally, gain or loss will be recognized on a sale of Securities in the amount equal to the difference between the amount realized and the seller's tax basis in the Securities sold.
                                            The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the Securities are set forth herein under 'Federal Income -- Tax Consequences'. The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Securities of any particular Series will be set forth under the heading 'Federal Income
                                            Tax Consequences' in the related Prospectus Supplement. See 'Federal
                                            Income Tax Consequences'.

ERISA Considerations......................  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of
                                            1974, as amended ('ERISA'), or the Code should carefully review with its legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See 'ERISA Considerations'.
                                            Certain classes of Securities may not be transferred unless the
                                            Trustee and the Depositor are furnished with a letter of
                                            representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See
                                            'Description of the Securities-General' and 'ERISA Considerations'.
Risk Factors..............................  For a discussion of certain risks associated with an investment in the Securities, see 'Risk Factors' on page 14 herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO SELLERS, DEPOSITOR OR MASTER
SERVICER

     The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer, any Seller or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or originator of such Loan, or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases.

     The only obligations of the Master Servicer, other than its master servicing obligations, with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Master Servicer may be required to repurchase or substitute for any Loan with respect to which such representations and warranties are breached. There is no assurance, however, that the Master Servicer will have the financial ability to effect any such repurchase or substitution.

     The only obligations of any Seller with respect to Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A Seller may be required to repurchase or substitute for any Loan with respect to which such representations and warranties or document delivery requirements are breached. There is no assurance, however, that such Seller will have the financial ability to effect such repurchase or substitution.

CREDIT ENHANCEMENT

     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See 'Credit Enhancement'.

PREPAYMENT AND YIELD CONSIDERATIONS

     The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Depositor or the Master Servicer) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Loans by the Depositor or the Master Servicer may result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or the Master Servicer's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Securities will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. See 'Yield and Prepayment Considerations' and 'The Agreements -- Pre-Funding Account.'

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See 'Description of the Securities -- Distributions on Securities -- Distributions of Interest'.

BALLOON PAYMENTS

     Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

NATURE OF MORTGAGES

     Property Values. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

     Delays Due to Liquidation. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

     Home Equity Loans; Junior Liens. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder in order to protect the junior mortgagee's interest in the property. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore effectively be prevented from foreclosing on the related property.

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to such secured lender. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. See 'Certain Legal Aspects of the Loans -- Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens.'

     Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See 'Certain Legal Aspects of the Loans'.

MULTIFAMILY LOANS

     Multifamily lending may be viewed as exposing the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to pay for maintenance and other operating expenses of such properties, to fund capital improvements and to service any mortgage loan and any other debt that may be secured by such properties. Various factors, many of which are beyond the control of the owner or operator of such a property, may affect the economic viability of that property.

     Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation, unemployment levels and relative rates offered for various types of housing may be reflected in changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

     The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

UNSECURED HOME IMPROVEMENT AND OTHER LOANS

     The Trust Fund for any Series may include Home Improvement Loans that are not secured by an interest in real estate or otherwise. The Trust Fund for any Series may also include Home Equity Loans that were originated with Loan-to-Value Ratios or Combined Loan-to-Value Ratios in excess of the value of the related Mortgaged Property pledged as security therefor. Under such circumstances, the Trust Fund for the related Series could be treated as a general unsecured creditor as to any unsecured portion of any such Loan. In the event of a default under a Loan that is unsecured in whole or in part, the related Trust Fund will have recourse only against the borrower's assets generally for the unsecured portion of the Loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on any such Loan, the unsecured obligations of the borrower with respect to such Loan may be discharged, even though the value of the borrower's assets made available to the related Trust Fund as a general unsecured creditor is insufficient to pay amounts due and owing under the related Loan.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator', for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holders of one or more classes of Securities of the related Series. A lender also risks such liability on foreclosure of the related property. See 'Certain Legal Aspects of the Loans -- Environmental Risks'.

CERTAIN OTHER LEGAL ASPECTS OF THE LOANS

     Consumer Protection Laws. The Loans may also be subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the 'Riegle Act') which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     Holder in Due Course Rules. The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series. See 'Certain Legal Aspects of the Loans'.

RATING OF THE SECURITIES

     It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See 'Rating'.

BOOK-ENTRY REGISTRATION

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ('DTC'), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Securities Owners will not be recognized as Securityholders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See 'Description of the Securities -- Book-Entry Registration of Securities'.

PRE-FUNDING ACCOUNTS

     If so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit cash in an amount (the 'Pre-Funded Amount') specified in such Prospectus Supplement into an account (the 'Pre-Funding Account'). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ('Subsequent Loans') in a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the 'Funding Period') from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Certificates.

BANKRUPTCY AND INSOLVENCY RISKS

     The Seller and the Depositor will treat the transfer of the Loans by the Seller to the Depositor as a sale for accounting purposes. The Depositor and the Trust Fund will treat the transfer of Loans from the Depositor to the

Trust Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Depositor, the Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Loans as a borrowing by the Seller, secured by a pledge of the Loans. Similarly, as a sale of the Loans by the Depositor to the Trust Fund, the Loans would not be part of the Depositor's bankruptcy estate and would not be available to the Depositor's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Loans as a borrowing by the Depositor, secured by a pledge of the Loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Servicer. The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

CONSEQUENCES OF OWNING ORIGINAL ISSUE DISCOUNT SECURITIES.

     Debt Securities that are Compound Interest Securities will be, and certain of the other Debt Securities may be, issued with original discount for federal income tax purposes. A holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as original issue discount for this purpose. See 'Federal Income Tax
Consequences -- Taxation of Debt Securities -- Interest and Acquisition Discount' and ' -- Market Discount' herein.

VALUE OF TRUST FUND ASSETS

     There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under 'Credit Enhancement' herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

                                 THE TRUST FUND

GENERAL

     The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the 'Trust Fund Assets') consisting of a pool (each, a 'Pool') comprised of Loans as specified in the related Prospectus Supplement, together with payments in respect of such Loans, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the 'Cut-off Date'). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

     The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the 'Sellers'), and conveyed without recourse by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under 'Loan
Program -- Underwriting Standards' or as otherwise described in the related Prospectus Supplement. See 'Loan Program -- Underwriting Standards'.

     The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ('Sub-Servicers'), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a 'Master Servicing Agreement') between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See 'Loan Program' and 'The Agreements'. With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

     As used herein, 'Agreement' means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See 'The Agreements -- Assignment of the Trust Fund Assets'. The obligations of the Master

------------------------------
* Whenever the terms 'Pool', 'Certificates', 'Notes' and 'Securities' are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests in, and/or Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans in such Pool. Similarly, the term 'Pass-Through Rate' will refer to the Pass-Through Rate borne by the Certificates and the term 'interest rate' will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term 'Trust Fund' will refer to one specific Trust Fund.

Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under 'Loan Program -- Representations by Sellers; Repurchases' and 'The Agreements -- Sub-Servicing By Sellers' and ' -- Assignment of the Trust Fund Assets') and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under 'Description of the Securities -- Advances'. The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the 'Detailed Description'). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

     General. Loans will consist of Single Family Loans, Multifamily Loans, Home Equity Loans or Home Improvement Contracts. For purposes hereof, 'Home Equity Loans' includes 'Closed-End Loans' and 'Revolving Credit Line Loans'. If so specified, the Loans may include cooperative apartment loans ('Cooperative Loans') secured by security interests in shares issued by private, non-profit, cooperative housing corporations ('Cooperatives') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. As more fully described in the related Prospectus Supplement, the Loans may be 'conventional' loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA.

     Unless otherwise specified in the related Prospectus Supplement, all of the Loans in a Pool will have monthly payments due on the first or fifteenth day of each month. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Loan (the 'Loan Rate') for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ('balloon payment'). Principal may include interest that has been deferred and added to the principal balance of the Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods
     ('lockout periods'). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include 'due on sale' clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the related Seller.

     A Trust Fund may contain certain Loans ('Buydown Loans') that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a 'Buydown Fund') contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the Loans is referred to as the 'Mortgaged Properties'. Home Improvement Contracts may, and the other Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans, such liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. If so specified in the related Prospectus Supplement, the Home Equity Loans may include Loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related Mortgaged Properties at the time of origination. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the 'Properties'. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a 'Primary Mortgage Insurance Policy'). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ('Single Family Properties'). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Loan by at least five years, unless otherwise specified in the related Prospectus Supplement.

     Multifamily Loans. Mortgaged Properties which secure Multifamily Loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

     Home Equity Loans. The Mortgaged Properties relating to Home Equity Loans will consist of Single Family Properties. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     Home Improvement Contracts. The Trust Fund Assets for a Series of Securities may consist, in whole or in part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, small multi-family properties, other real property or Home Improvements), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ('APR') or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates, and (ix) the geographical location of the Loans. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     The 'Loan-to-Value Ratio' of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. The 'Combined Loan-to-Value Ratio' of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to
(ii) the Collateral Value of the related Property. The 'Collateral Value' of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a 'Refinance Loan'), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the 'Collateral Value' of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     CWABS, Inc., a Delaware corporation (the 'Depositor'), was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The Depositor is a limited purpose finance subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation. The Depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                  LOAN PROGRAM

     The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under 'Underwriting Standards'.

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, will be verified by the related Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related Prospectus Supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each Seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related Prospectus Supplement, a Seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I Loans.

     After obtaining all applicable employment, credit and property information, the related Seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The 'debt-to-income ratio' is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related Prospectus Supplement.

     In the case of a Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the related Seller will, unless otherwise specified in the related Prospectus Supplement, represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the Loan.

     Certain of the types of Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans may provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each Seller will be required to satisfy the following qualifications. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each Seller must be a seller/servicer approved by either the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC'). Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (the 'FDIC').

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Such representations and warranties may include, among other things:
(i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan, other than Cooperative Loans and certain Home Equity Loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series of Securities, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the 'Purchase Price') equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See 'Description of the Securities -- General'. Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under 'The Agreements -- Assignment of Trust Fund Assets'.

                         DESCRIPTION OF THE SECURITIES

     Each Series of Certificates will be issued pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302,
Attention: Secretary.

GENERAL

     Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ('Retained Interest')), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the 'Cut-off Date Principal Balance')); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under 'The Agreements -- Payments on Loans; Deposits to Security Account'; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under 'Credit Enhancement' herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a 'Record Date'). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the 'Security Register'); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in prohibited transactions, within the meaning of ERISA and the Code. See 'ERISA Considerations'. Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a 'real estate mortgage investment conduit' or 'REMIC' as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of 'residual interests' in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute 'regular interests' in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See 'Credit Enhancement'. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a 'Reserve Account'). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. 'Available Funds' for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust
Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the 'Class Security Balance') entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as 'Accrual Securities') will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Securities and
(ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ('Principal Prepayments') in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See 'Credit Enhancement -- Subordination'.

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

ADVANCES

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under 'Credit Enhancement', in each case as described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See 'Description of the Securities -- Distributions on Securities'.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

            (i)  the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;
           (ii)  the amount of such distribution allocable to interest;
          (iii)  the amount of any Advance;
           (iv)  the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such
                 Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;
            (v)  the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;
           (vi)  the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;
          (vii)  the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;
         (viii)  the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master
                 Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;
           (ix)  the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and
                 (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4)
                 91 or more days, as of the close of business on the last day of the calendar month preceding such
                 Distribution Date;
            (x)  the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;
           (xi)  the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;
          (xii)  if applicable, the amount remaining in any Reserve Account at the close of business on the
                 Distribution Date;
         (xiii)  the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and
          (xiv)  any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such Series by reference to the following categories.

CATEGORIES OF CLASSES                                              DEFINITION
                                                                 PRINCIPAL TYPES
Accretion Directed............  A class that receives principal payments from the accreted interest from specified Accrual classes. An Accretion Directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related
                                Series.
Component Securities..........  A class consisting of 'Components.' The Components of a class of Component
                                Securities may have different principal and/or interest payment characteristics but together constitute a single class. Each Component of a class of Component
                                Securities may be identified as falling into one or more of the categories in this chart.
Notional Amount Securities....  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class (also
  sometimes referred to as
  'PACs').....................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the
                                'structuring range' for the Planned Principal Class. The Planned Principal
                                Classes in any Series of Securities may be subdivided into different categories
                                (e.g., Primary Planned Principal Classes, Secondary Planned Principal Classes and
                                so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the Secondary Planned Principal
                                Categories of Classes Definition Class of a Series of Securities will be narrower than that for the Primary Planned Principal Class of such Series.
Scheduled Principal Class.....  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or
                                Targeted Principal class. In may cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the 'structuring range' for the Scheduled Principal Class.
Sequential Pay................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same Series of
                                Securities may be identified as a Sequential Pay class.
Strip.........................  A class that receives a constant proportion, or 'strip,' of the principal payments on the underlying Trust Fund Assets.
Support Class (also sometimes
  referred to as 'companion
  classes')...................  A class that receives principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Principal Classes,
                                Targeted Principal Classes and/or Scheduled Principal Classes.

Targeted Principal Class (also
  sometimes referred to as
  'TACs').....................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

                                                                 INTEREST TYPES
Fixed Rate....................  A class with an interest rate that is fixed throughout the life of the class.
Floating Rate.................  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.
Inverse Floating Rate.........  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.
Variable Rate.................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying Loans).
Interest Only.................  A class that receives some or all of the interest payments made on the underlying
                                Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an
                                Interest Only class that is not entitled to any distributions in respect of principal.
Principal Only................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Partial Accrual...............  A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable
                                Distribution Date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.
Accrual.......................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the 'Calculation Agent') will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth below (the 'Reference Banks') for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

     LIBOR will be established by the Calculation Agent on each LIBOR Determination Date as follows:

          (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period (as such term is defined in the related Prospectus Supplement) shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The 'Reserve Interest Rate' shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent being so made, or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

          (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

     Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the 'Eleventh District'). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ('FHLBSF') to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month 'will be announced on or near the last working day' of the following month and also has stated that it 'cannot guarantee the announcement' of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of 'COFI Securities') for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Securities the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the 'National Cost of Funds Index') published by the Office of Thrift Supervision (the 'OTS') for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Treasury Index

     Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S Treasury securities adjusted to the 'constant maturity' (as further described below) specified in such Prospectus Supplement or (ii) if no 'constant maturity' is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No.

H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15(519) for such week, then it will use such Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at 'constant maturity' are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the 'Prime Rate' as published in the 'Money Rates' section of The Wall Street Journal (or if not so published, the 'Prime Rate' as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the 'Book-Entry Securities'). Persons acquiring beneficial ownership interests in the Securities ('Security Owners') will hold their Securities through the Depository Trust Company ('DTC') in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Except as described below, no person acquiring a Book-Entry Security (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Security (a 'Definitive Security'). Unless and until Definitive Securities are issued, it is anticipated that the only 'Securityholders' of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ('Morgan' and in such capacity, the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Belgian Cooperative'). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Federal Income Tax Consequences -- Tax Treatment of Foreign Investors' and ' -- Tax Consequences to Holders of the Notes -- Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant

Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the 'Senior Securities') to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the 'L/C Bank'). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities (the 'L/C Percentage'). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See 'The Agreements -- Termination: Optional Termination.' A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

RESERVE ACCOUNTS

     If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in 'Permitted Investments' which may include (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related Series of Securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related Prospectus Supplement;
(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ('Moody's') is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above; (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; and (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any Pre-Funding Account or any related Capitalized Interest Account. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate pool insurance policy ('Pool Insurance Policy') will be obtained for the Pool and issued by the insurer (the 'Pool Insurer') named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either
(a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to repurchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

CROSS-COLLATERALIZATION

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

     The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a 'due-on-sale' provision (as described below) will have the same effect as a prepayment of the related Loan. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses'. The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Unless otherwise specified in the related Prospectus Supplement, all conventional Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See 'The Agreements -- Collection Procedures' and 'Certain Legal Aspects of the Loans' for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See 'The Agreements -- Termination; Optional Termination'.

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Single Family Loan, Multifamily Loan or Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a 'Mortgage') with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

     With respect to any Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'Certain Legal Aspects of the
Loans -- The Home Improvement Contracts.'

     The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If such Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under 'Loan Program -- Representations by Sellers; Repurchases', neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related Prospectus Supplement, replace the Loan. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

NO RECOURSE TO SELLERS, DEPOSITOR OR MASTER SERVICER

     As described above under ' -- Assignment of the Loans,' the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse. However, each Seller will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Loans as described herein under 'Assignment of the Loans' and 'Loan
Program -- Representations by Sellers; Repurchases.' In addition, the Master Servicer and the Depositor will be obligated to purchase or substitute for any Loan as to which certain representations and warranties are breached as described herein under ' -- Assignment of the Loans.' These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the 'Security Account') which, unless otherwise specified in the related Prospectus

Supplement, must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities,
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the 'BIF') of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ('SAIF')), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

          (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

          (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ('Insured Expenses') incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, 'Insurance Proceeds') and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ('Liquidation Expenses') and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ('Liquidation Proceeds'), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under 'Loan Program -- Representations by Sellers; Repurchases' or
     ' -- Assignment of Trust Fund Assets' above and all proceeds of any Loan repurchased as described under ' -- Termination; Optional Termination' below;

          (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under ' -- Hazard Insurance' below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to pay to the Master Servicer, with respect to each Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Loan;

          (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

          (viii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

          (ix) to clear and terminate the Security Account upon termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

     In addition, if so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the 'Capitalized Interest Account') cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

SUB-SERVICING BY SELLERS

     Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a 'Sub-Servicing Agreement'), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

     In any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses'. In connection with any such assumption, the terms of the related Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See 'Certain Legal Aspects of the Loans'. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general a 'tenant-stockholder' (as defined in Code Section 216(b)(2) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan or (ii) the greater of (y) the outstanding principal balance of the Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See 'Credit Enhancement'.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See 'Credit Enhancement'.

     The proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage Insurance Policies. If so specified in the related Prospectus Supplement, the Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see 'Certain Legal Aspects of the Loans -- Title I Program', certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a 'VA Guaranty'). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Loan, and such compensation will be retained by it from collections of interest on such Loan in the related Trust Fund (the 'Master Servicing Fee'). As compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the total distributions allocated to such class ('Percentage Interests');
(ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under 'Credit Enhancement' herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise provided in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the

Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for five days or more, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the Percentage Interests of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see 'Federal Income Tax Consequences' below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a 'qualified liquidation' of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the

Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

     The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

FORECLOSURE

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See 'Junior Mortgages; Rights of Senior Mortgagees' below.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds form the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See 'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), the United States Environmental Protection Agency ('EPA') may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an 'owner' or 'operator' for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all 'responsible parties,' including owners or operators. However, CERCLA excludes from the definition of 'owner or operator' a secured creditor who holds indicia of ownership primarily to protect its security interest (the 'secured creditor exclusion') but without 'participating in the management' of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an 'owner or operator' under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include

'merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other 'responsible parties,' including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ('RCRA'), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessment or a very limited environmental assessment of the Properties was conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS; TAX LIENS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act'), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V') provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

     General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home

Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called 'Holder-in-Due Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract ('Installment Contract') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing thejunior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

     General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the 'Title I Program'). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ('Property Improvement Loans' or 'Title I Loans'). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating such loans which include a 'direct loan' or a 'dealer loan'. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any

Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the 'Claimable Amount' means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information relatedto the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and could subject the Sellers and in some cases their assignees to damages and administrative enforcement.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series. Prior to issuance of each Series of Securities, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of Brown & Wood LLP with respect to the validity of the information set forth under 'Federal Income Tax Consequences' herein and in the related Prospectus Supplement.

TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ('Regular Interest Securities') are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.'

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996, (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a 'qualified floating rate,' an 'objective rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Services (the 'IRS') recently issued final regulations (the 'Contingent Regulations') governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this

Prospectus. However, because no regulatory guidance currently exists under Code
Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Loan default.

However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under ' -- Tax Status as a Grantor Trust; General' herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ('Interest Weighted Securities'). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See ' -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities.'

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such

Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On December 30, 1997 the IRS issued final regulations (the 'Amortizable Bond Premium Regulations') dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Security representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest

Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.' The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See ' -- Restrictions on Ownership and Transfer of Residual Interest Securities' and ' -- Tax Treatment of Foreign Investors' below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit

Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See ' -- Tax Treatment of Foreign Investors.'

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or

Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See ' -- Taxation of Debt Securities; Market Discount' and ' -- Premium' above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code. OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments 'secured by' those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'real estate assets' within the meaning of Section 856(c)(6)(B) of the Code and 'loans secured by an interest in real property' within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. In general, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

     The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See ' -- Excess Inclusions.'

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust Fund or the Seller (including a holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust Fund or the Seller is a 'related person' within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income', income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Pursuant to final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the 'old partnership') to a new partnership (the 'new partnership') in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly under these new regulations, if the Trust Fund were characterized as a partnership and a sale of Certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to Certificateholders, that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered 'portfolio interest.' As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Federal Income Tax Consequences,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively 'Plans') subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the 'DOL') issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an 'equity' investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ('Parties in Interest') having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ('PTE 83-1'), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ('Single Family Securities') will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term 'mortgage pass-through certificate' would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of such Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a 'mortgage pass-through certificate' for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under 'Credit Enhancement' herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See 'Description of the Securities' herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL has granted to certain underwriters individual administrative exemptions (the 'Underwriter Exemptions') from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ('S&P'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Credit Rating Co. ('DCR') or Fitch Investors Service, Inc. ('Fitch');

          (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

           (i)  the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;
          (ii)  certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and
         (iii)  certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of 'certificate' which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of 'trust' which permits the trust corpus to consist of secured consumer receivables. The definition of 'trust', however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be 'subordinated' to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Fitch or DCR. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Classes of Securities that qualify as 'mortgage related securities' will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage related securities', securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ('NCUA') Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation 'Investment and Deposit Activities' (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of Securities under consideration for purchase constituted a 'mortgage related security'). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a 'mortgage related security') should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the 'Policy Statement') setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including 'mortgage related securities', which are 'high-risk mortgage securities' as defined in the Policy Statement. According to the Policy Statement, such 'high-risk mortgage securities' include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a 'high-risk mortgage security', and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to 'prudent investor' provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying,' or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in Series from time to time (each Series evidencing or relating to a separate Trust Fund) through any of the following methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters;

          2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

          3. By placement directly by the Depositor with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Securities will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Securities of such Series if any such Securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

                                 LEGAL MATTERS

     The validity of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a 'Rating Agency') specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                             INDEX OF DEFINED TERMS

                   TERM                        PAGE
------------------------------------------   ---------
Accretion Directed........................          34
Accrual...................................          35
Accrual Securities........................          31
Advance...................................          10
Agreement.................................          21
Amortizable Bond Premium Regulations......          77
APR.......................................          24
Available Funds...........................          31
Balloon payment...........................          22
Belgian Cooperative.......................          40
BIF.......................................          50
Book-Entry Securities.....................          38
Buydown Fund..............................          23
Buydown Loans.............................          23
Calculation Agent.........................          35
Cash Flow Bond Method.....................          83
CEDEL Participants........................          39
CERCLA....................................      17, 63
Certificates..............................    1, 5, 21
Capitalized Interest Account..............          51
Claimable Amount..........................          72
Class Security Balance....................          31
Closed-End Loans..........................           5
Code......................................      11, 73
COFI Securities...........................          37
Collateral Value..........................          25
Combined Loan-to-Value Ratio..............          25
Commission................................           3
Component Securities......................          34
Contingent Regulations....................          74
Cooperative Loans.........................          22
Cooperatives..............................          22
Cut-off Date..............................       5, 21
Cut-off Date Principal Balance............          29
DCR.......................................          93
Debt Securities...........................          73
Definitive Security.......................          38
Depositor.................................       1, 25
Detailed Description......................          22
Distribution Date.........................           7
DOL.......................................          91
DTC.......................................      19, 38
Eleventh District.........................          36
EPA.......................................          63
ERISA.....................................          13
Euroclear Operator........................          40
Euroclear Participants....................          40
European Depositaries.....................          38
Exchange Act..............................           3
FDIC......................................          27
FHA.......................................           9

                   TERM                        PAGE
------------------------------------------   ---------
FHLBSF....................................          36
FHLMC.....................................          27
Financial Intermediary....................          38
Fitch.....................................          93
Fixed Rate................................          35
Floating Rate.............................          35
FNMA......................................          27
Foreign person............................          86
Funding Period............................          19
Garn-St Germain Act.......................          65
Holder in Due Course Rules................          18
Home Equity Loans.........................        1, 6
Home Improvement Contracts................        1, 6
Home Improvements.........................           1
Indenture.................................          29
Installment Contract......................          67
Insurance Proceeds........................          50
Insured Expenses..........................          50
Interest Only.............................          35
Interest Weighted Securities..............          76
Inverse Floating Rate.....................          35
IRS.......................................          74
L/C Bank..................................       9, 42
L/C Percentage............................       9, 42
Liquidation Expenses......................          50
Liquidation Proceeds......................          50
Loan Rate.................................       7, 22
Loans.....................................           1
Loan-to-Value Ratio.......................          25
Lockout periods...........................          23
Master Servicer...........................           5
Master Servicing Agreement................          21
Master Servicing Fee......................          55
Moody's...................................      43, 93
Morgan....................................          40
Mortgage..................................          48
Mortgaged Properties......................          23
Multifamily Loan..........................        1, 5
National Cost of Funds Index..............          37
NCUA......................................          94
Nonresidents..............................          84
Notes.....................................    1, 5, 21
Notional Amount Securities................          34
OID.......................................      11, 73
OID Regulations...........................          73
OTS.......................................          37
PACs......................................          34
Partial Accrual...........................          35
Parties in Interest.......................          91
Pass-Through Rate.........................       7, 21
Pass-Through Securities...................          81
Pay-Through Security......................          75

                   TERM                        PAGE
------------------------------------------   ---------
Percentage Interests......................          57
Permitted Investments.....................          43
Planned Principal Class...................          34
Plans.....................................          91
Policy Statement..........................          95
Pool......................................       5, 21
Pool Insurance Policy.....................          44
Pool Insurer..............................          44
Pooling and Servicing Agreement...........          29
Pre-Funded Amount.........................          19
Pre-Funding Account.......................       5, 19
Prepayment Assumption.....................          75
Primary Mortgage Insurance Policy.........          23
Prime Rate................................          38
Principal Only............................          35
Principal Prepayments.....................          32
Properties................................       6, 23
Property Improvement Loans................          69
Proposed Mark-to-Market Regulations.......          81
PTE 83-1..................................          91
Purchase Price............................          27
Rating Agency.............................          96
Ratio Strip Securities....................          82
RCRA......................................          64
Record Date...............................          30
Reference Banks...........................          35
Refinance Loan............................          25
Regular Interest Securities...............          73
Relevant Depositary.......................          38
Relief Act................................          68
REMIC.....................................       2, 73
Reserve Account...........................       8, 30
Reserve Interest Rate.....................          36
Residual Interest Security................          79
Restricted Group..........................          93
Retained Interest.........................          29
Revolving Credit Line Loans...............           5
Riegle Act................................          18
Rules.....................................          39
S&P.......................................          93
SAIF......................................          50
                   TERM                        PAGE
------------------------------------------   ---------
Scheduled Principal Class.................          34
Securities................................    1, 5, 21
Security Account..........................          49
Security Owners...........................          38
Security Register.........................          30
Securityholders...........................          38
Seller....................................           1
Sellers...................................          21
Senior Securities.........................       6, 41
Sequential Pay............................          34
Series....................................           1
Servicing Fee.............................          81
Short-Term Note...........................          86
Single Family Loan........................        1, 5
Single Family Properties..................          23
Single Family Securities..................          91
SMMEA.....................................      11, 94
Strip.....................................          34
Stripped Securities.......................          81
Sub-Servicer..............................      10, 21
Sub-Servicing Agreement...................          52
Subordinated Securities...................           6
Subsequent Loans..........................          19
Support Class.............................          34
TACs......................................          35
Targeted Principal Class..................          35
Terms and Conditions......................          40
TIN.......................................          84
Title I Loans.............................          69
Title I Program...........................          69
Title V...................................      66, 67
Trust Agreement...........................      21, 29
Trust Fund................................       1, 21
Trust Fund Assets.........................    1, 5, 21
Trustee...................................       5, 29
UCC.......................................          63
Underwriter Exemptions....................          92
U.S. Person...............................          90
VA........................................           9
VA Guaranty...............................          55
Variable Rate.............................          35

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  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
                         ------------------------------

                               TABLE OF CONTENTS

                                                                                                                           PAGE
                                                                                                                          ------
                                                     PROSPECTUS SUPPLEMENT
Incorporation of Certain Documents by Reference........................................................................      S-2
Summary................................................................................................................      S-3
Risk Factors...........................................................................................................     S-15
The Certificate Insurer................................................................................................     S-17
The Master Servicer....................................................................................................     S-18
The Home Equity Loan Program...........................................................................................     S-19
Description of the Mortgage Loans......................................................................................     S-21
Maturity and Prepayment Considerations.................................................................................     S-27
Pool Factor and Trading Information....................................................................................     S-28
Description of the Certificates........................................................................................     S-29
Description of the Purchase Agreement..................................................................................     S-48
Use of Proceeds........................................................................................................     S-49
Federal Income Tax Consequences........................................................................................     S-49
State Taxes............................................................................................................     S-52
ERISA Considerations...................................................................................................     S-53
Legal Investment Considerations........................................................................................     S-53
Underwriting...........................................................................................................     S-54
Legal Matters..........................................................................................................     S-54
Experts................................................................................................................     S-54
Ratings................................................................................................................     S-54
Index of Defined Terms.................................................................................................     S-56
Annex I................................................................................................................    A-I-1
Annex II...............................................................................................................   A-II-1
                                                           PROSPECTUS
Prospectus Supplement or Current Report on Form 8-K....................................................................        3
Available Information..................................................................................................        3
Incorporation of Certain Documents by Reference........................................................................        3
Reports to Securityholders.............................................................................................        4
Summary of Terms.......................................................................................................        5
Risk Factors...........................................................................................................       14
The Trust Fund.........................................................................................................       21
Use of Proceeds........................................................................................................       25
The Depositor..........................................................................................................       25
Loan Program...........................................................................................................       25
Description of the Securities..........................................................................................       29
Credit Enhancement.....................................................................................................       41
Yield and Prepayment Considerations....................................................................................       46
The Agreements.........................................................................................................       48
Certain Legal Aspects of the Loans.....................................................................................       60
Federal Income Tax Consequences........................................................................................       73
State Tax Considerations...............................................................................................       90
ERISA Considerations...................................................................................................       91
Legal Investment.......................................................................................................       94
Method of Distribution.................................................................................................       95
Legal Matters..........................................................................................................       95
Financial Information..................................................................................................       96
Rating.................................................................................................................       96
Index of Defined Terms.................................................................................................       97

                                  $153,000,000
                                 (Approximate)

                                COUNTRYWIDE HOME
                                  EQUITY LOAN
                                  TRUST 1998-A

                                  CWABS, INC.
                                   DEPOSITOR

                                     [LOGO]

                          SPONSOR AND MASTER SERVICER

                                 REVOLVING HOME
                               EQUITY LOAN ASSET
                              BACKED CERTIFICATES,
                                 SERIES 1998-A

                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                          ---------------------------

                       PRUDENTIAL SECURITIES INCORPORATED
                             COUNTRYWIDE SECURITIES
                                  CORPORATION

FEBRUARY 20, 1998

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